UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2009

Waste2Energy Holdings, Inc.
(Formerly known as Maven Media Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, 20 th Floor
New York, NY 10036
(Address of principal executive offices) (zip code)

(646) 723-4000
 (Registrant's telephone number, including area code)

Copies to:

Marc Ross, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

1649 Dartmouth Street
Chula Vista, CA 91913
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On May 6, 2009, Maven Media Holdings, Inc., a Delaware corporation (“Maven” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Waste2Energy Acquisition Co., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and Waste2Energy, Inc., a Delaware corporation (“Waste2Energy”).   On May 28, 2009, Maven, Subsidiary and Waste2Energy entered into Amendment No. 1, dated as of May 28, 2009, to the Merger Agreement (“Amendment No.1”).  Pursuant to Amendment No. 1, the definition of Acquisition Shares was revised to mean 45,981,770 shares of Waste2Energy and Section 5.19(e) of the Merger Agreement was revised to note that the issued and outstanding share capital of Waste2Energy consists of 45,981,770 issued and outstanding shares.  (The Merger Agreement as amended by Amendment No. 1 is hereinafter referred to as the “Merger Agreement”).

Pursuant to the Merger Agreement, on May 28, 2009 (the “Closing Date”), the Subsidiary merged with and into Waste2Energy resulting in Waste2Energy becoming a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the Company issued 45,981,770 shares of common stock (the “Common Stock”) of the Company (the “Acquisition Shares”) to the shareholders of Waste2Energy, representing approximately 96% of the issued and outstanding shares of  Common Stock following the closing of the Merger and the Private Placement (as defined below), and warrants to purchase 18,760,000 shares of Common Stock (the “Acquisition Warrants”) to the warrant holders of Waste2Energy at exercise prices ranging from $.10 to $.75. Pursuant to the Merger Agreement, the outstanding shares of common stock and warrants to purchase shares of common stock of Waste2Energy were cancelled.

On the Closing Date, and in connection with and pursuant to the terms of the Confidential Private Offering Memorandum dated May 7, 2009, as amended by Amendment No. 1 dated May 26, 2009 (the “Private Placement Memorandum”) of the Company, the Company sold in a private placement (the “Private Placement”) 254,500  units (the “Units”) to investors (the “Investors”), each Unit consisting of (i) three (3) shares of Common Stock and (ii) a three-year warrant (the “Warrants”) to purchase three (3) additional shares of Common Stock at an exercise price of $1.25 per share, at a purchase price of $2.00 per Unit and, as a result, the Company received gross proceeds of approximately $509,000 and is  issuing the  Investors an aggregate of 763,500 shares of Common Stock and Warrants to purchase 763,500 shares of Common Stock (the “Warrant Shares”).  The Warrants may not be exercised to the extent such exercise would cause the holder of the Warrant, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of the Company’s then outstanding shares of Common Stock following such exercise.

The Company agreed to file a registration statement registering the Common Stock and the Warrant Shares, subject to Securities and Exchange Commission (“SEC”) limitations, within the later of (i) 50 days after the Closing Date, and (ii) 10 days after the offering under the Private Placement is completed or otherwise terminated.

A registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”) was retained as the exclusive placement agent for the Private Placement and received a commission of $50,898 (ten (10%) percent of the gross proceeds) and a non-accountable expense allowance of $15,269.40 (three (3%) percent of the gross proceeds). The broker-dealer is to receive an investment banking fee of $400,000, payable from the gross proceeds of the Private Placement (the “IB Fee”).   Such IB Fee shall be due and payable as follows: $25,000,  upon the closing of at least $500,000 of Units ( the “Minimum Offering”), which was paid on the closing of the Private Placement; $75,000 upon the closing of aggregate gross proceeds of at least $2,000,000 of Units; $100,000 upon the closing of aggregate gross proceeds of at least $4,000,000 of Units; $100,000 upon the closing of aggregate gross proceeds of at least $6,000,000 of Units; and $100,000 upon the closing of aggregate gross proceeds of at least $8,000,000 of Units.  As of the closing of the Minimum Offering, the broker-dealer has the right to have a representative attend all meetings of the Company’s Board of Directors as an observer for a period beginning on the Closing of the Minimum Offering and ending two (2) years from the final closing of Units Pursuant to the Private Placement Memorandum.

Upon each exercise of the Warrants, the broker-dealer will receive a ten (10%) percent commission and a three (3%) percent non-accountable expense allowance, and will also be issued a three-year warrant exercisable to purchase such number of shares of Common Stock, at $1.25 per share, equal to 4.5% of the number of shares issued pursuant to the exercise of the Warrants. In addition, the broker-dealer was issued 3,304,670 shares of Common Stock all of which shares are being held in escrow by the Company.  Such shares shall be equal to the 4.5% of the fully diluted outstanding shares of Common Stock of the Company then outstanding assuming the sale of $8,000,000 of Units (the “Maximum Offering”). Such shares shall be delivered to the broker-dealer as follows:  164,614 shares upon the closing of the sale of the Minimum Offering, 164,615 shares upon the closing of the sale of an aggregate of $1,000,000 of Units, 329,230 shares upon the closing of the sale of an aggregate of $2,000,000 of Units, 658,459 shares upon the closing of the sale of each $2,000,000 of Units thereafter.  If less than the $1,000,000 increment of Units is sold (i.e. $1.7mm of Units) or less than the subsequent $2,000,000 of increments of Units are sold (i.e. $3.7mm of Units), the broker –dealer shall be issued pro-rata shares based upon the number of Units sold in increments in the Offering.  Upon the expiration or termination of the Offering, prior to the sale of $10,000,000 of Units, any shares not then released to the broker-dealer as described herein shall be cancelled and the Company shall have no further obligation to issue such shares to the broker-dealer.

In connection with the Private Placement, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were “accredited investors,” and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

 In connection with the Merger and the Private Placement and in addition to the foregoing:

 (i) The Company entered into a Separation Agreement with Waste2Energy and Adrienne Humphreys, the Company’s sole officer and director and principal shareholder, pursuant to which, on the Closing Date, the Company paid Adrienne Humphreys $210,000 and Adrienne Humphreys returned for cancellation 2,000,000 shares of Common Stock.

 (ii) Effective on the Closing Date, Adrienne Humphreys resigned as the sole officer and director of the Company and the following executive officers and directors of Waste2Energy were appointed as executive officers and directors of the Company:

Name	Title
Christopher d’Arnuad-Taylor	Chief Executive Officer and Chairman of the Board of Directors
Peter Bohan	President and Chief Operating Officer
Friðfinnur (Finni) Einarsson	Chief Technology Officer

 (iii) The Company intends to change its name to Waste2Energy Holdings, Inc., or a similar derivation, as soon as practicable.  Following the final closing of the Company’s offering  pursuant to the Private Placement Memorandum (the “Final Closing”), the Company intends to relocate its corporate offices to Greenville, South Carolina.   Simultaneously with the Final Closing, Peter Bohan will become Chief Executive Officer of the Company and of Waste2Energy and Christopher d’Arnaud-Taylor will resign as the Chairman and Chief Executive Officer of the Company and Waste2Energy.  Mr. d’ Arnaud-Taylor will become a consultant to Waste2Energy Group Holdings, PLC (“Group Holdings”), the Company’s wholly-owned European Subsidiary.  He will also serve as Chairman of the Board of Group Holdings.  Mr. d’Arnaud-Taylor will continue to serve on the board of the Company and Waste2Energy but will not in the future hold any other executive position with either the Company or Waste2Energy.

Item 2.01      Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1.           Description of Business

Effective on the Closing Date, pursuant to the Merger Agreement, Waste2Energy became a wholly-owned subsidiary of the Company. The acquisition of Waste2Energy is treated as a reverse acquisition, and the business of Waste2Energy became the business of the Company. At the time of the reverse acquisition, Maven was not engaged in any active business.

References to “Waste2Energy”, “W2E”, “we”, “us”, “our” and similar words refer to the Company and its wholly-owned subsidiary, Waste2Energy, unless the context otherwise requires, and prior to the effectiveness of the reverse acquisition, these terms refer to Waste2Energy.  References to “Maven” refer to the Company and its business prior to the reverse acquisition.

Summary

Waste2Energy is a Delaware corporation formed on April 10, 2007. Maven is a Delaware corporation organized in March 2008.

Waste2Energy designs, builds, installs and sells waste-to-energy plants that generate “Renewable Green Power” converting biomass or other solid waste streams traditionally destined for landfill into clean renewable energy. In November 2007, we acquired EnerWaste International Corporation and in May 2008 we acquired Enerwaste Europe in Iceland. Pursuant to these acquisitions, we acquired what we believe to be two state-of-the-art technologies based on gasification and subsequent clean oxidation of waste.

Our executive offices are located at 1185 Avenue of the Americas, 20th Floor, New York, NY 10036 and our telephone number at such address is 646-723-4000.

RISK FACTORS

An investment in the Common Stock involves a high degree of risk. In determining whether to purchase the Common Stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to our Business

We are not currently profitable and may never become profitable.

           We have a history of losses (approximately $17,440,535 from continuing operations for the year ended March 31, 2009), have an aggregate accumulated deficit (approximately $18,732,349,  through March 31, 2009), expect to incur additional substantial operating losses for the foreseeable future and we may never achieve or maintain profitability.  We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability.  We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock and investors would in all likelihood lose their entire investment.

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

            Our audited financial statements for the fiscal year ended March 31, 2009 included an explanatory paragraph  that such financial statements were prepared assuming that we would continue as a going concern. As discussed in Note 2 to the consolidated financial statements included with this Report, we have incurred a significant operating loss of $17,440,535 and used cash of $941,832 for continuing operations which resulted in an accumulated deficit of $18,732,349 and a working capital deficiency of $6,305,611 as of March 31, 2009. These conditions raise substantial doubt about our ability to continue as a going concern. Management's plans regarding these matters also are described in Note 2 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

To date we have had significant operating losses, an accumulated deficit and have had limited revenues and do not expect to be profitable for at least the foreseeable future, and cannot predict when we might become profitable, if ever.

 As discussed elsewhere herein, we have been operating at a substantial operating loss each year since our inception, have a substantial accumulated deficit and we expect to continue to incur substantial losses for the foreseeable future. Although to date we have minimal revenues for the nine months ended December 31, 2008, our revenues were approximately $2,678,556.  Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for the foreseeable future and cannot predict when, or if, we might become profitable.  We will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate sufficient revenue to fund our operations or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain profitability. If we are not able to generate revenues sufficient to fund our operations through product sales or if we are not able to raise sufficient funds through investments by third parties, it would result in our inability to continue as a going concern and, as a result, our investors would lose their entire investment.

We have a limited operating history upon which an evaluation of our prospects can be made. We may never achieve profitability.

We were organized on April 10, 2007 and have had only limited operations since our inception upon which to evaluate our business prospects. As a result, investors do not have access to the same type of information in assessing their proposed investment as would be available to purchasers in a company with a history of prior substantial operations. We face all the risks inherent in a new business, including the expenses, lack of adequate capital and other resources, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimation of initial and ongoing costs. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We will need significant additional capital, which we may be unable to obtain.

As of May 28, 2009, we had cash available of approximately $194,369, which we anticipate is likely to be sufficient to allow the Company to fund its proposed operations for an estimated approximately one month. However, should, among other items, our business plan not be realized for whatever reason, we will need additional capital in the future. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  If we are unable to raise substantial capital, investors will lose their entire investment.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

We do not believe there are track records for companies pursuing our strategy, and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we will fail to meet our objectives and not realize the revenues or profits from the business we pursue, which would cause the value of the Company to decrease, thereby potentially causing in all likelihood, our stockholders to lose their investment.

We may not be able to effectively control and manage our proposed growth business plan, which would negatively impact our operations.

If our business and markets grow and develop, of which there are no assurances, it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding service offerings and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

 We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	our ability to raise substantial additional capital to fund the implementation of our business plan;

•	our ability to execute our business strategy;

•	the ability of our products to achieve market acceptance;

•	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

•	our ability to attract and retain qualified personnel;

•	our ability to manage our third party relationships effectively;

•	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve;

•	challenges and issues related to the proprietary technology of the Company;

•	delays in obtaining, or conditions imposed by, regulatory approvals;

•	breakdown or failure of equipment or processes; and

•	major incidents and/or catastrophic events such as fires, explosions, earthquakes or storms.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise, which could result in investors losing their entire investments.

Our business depends on the development of strong brands, and if we do not develop and enhance our brands, our ability to attract and retain customers may be impaired and our business and operating results may be harmed.

We believe that our “Batch Oxidation System™,” or “BOS™,” Standard BOS TM or sBOS TM “Continuous Batch Oxidation System TM ” or “cBOS TM ” and “Continuous Oxidation Reactor™,” or “COR™,” brands will be a critical part of our business. Developing and enhancing these brands may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and develop our brands, or if we incur significant expenses (or significantly greater expenses than allocable) in this effort, our business, prospects, operating results and financial condition will be harmed. We anticipate that developing, maintaining and enhancing our brands will become increasingly important, difficult and expensive .

Our operations may be negatively affected by currency exchange rate fluctuations.

Our assets, earnings and cash flows are influenced by a wide variety of currencies due to the geographic diversity of the countries in which we currently operate or plan on operating in. Fluctuations in the exchange rates of those currencies, if we are able to commence operation in different countries, may have a significant impact on our financial results. Given the dominant role of the US currency in our affairs, the US dollar is the currency in which we present financial performance. It is also the natural currency for borrowing and holding surplus cash. We do not generally believe that active currency hedging provides long-term benefits to our shareholders. We may consider currency protection measures appropriate in specific commercial circumstances, subject to strict limits established by our Board. Therefore, in any particular year, currency fluctuations may have a significant and material adverse impact on our financial results.

Economic, political and other risks associated with international sales and operations could adversely affect our proposed business.

        Because we currently intend to sell our products worldwide, our proposed business is subject to risks associated with doing business internationally. In addition, our employees, contract manufacturers, suppliers and job functions may be located outside the U.S. Accordingly, our future results could be harmed by a variety of factors, including, but not limited to:

•	interruption to transportation flows for delivery of parts to us and finished goods to our customers;
•	changes in foreign currency exchange rates;
•	changes in a specific country's or region's political, economic or other conditions;
•	trade protection measures and import or export licensing requirements;
•	negative consequences from changes in tax laws;
•	difficulty in staffing and managing widespread operations;
•	differing labor regulations;
•	differing protection of intellectual property;
•	unexpected changes in regulatory requirements; and
•	geopolitical turmoil, including terrorism and war.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brands.

Our intellectual property rights are important assets for us. We have patents pending on the control mechanisms and proprietary processes of our Batch Oxidation System™, or BOS™, continuous-batch process thermal gasification technology in Iceland and under the Patent Cooperation Treaty (which includes nearly all of the major industrialized countries). In addition, as a result of being “first-to-market” we have gained a significant amount of know-how and expertise related to the design and operation of these plants. Various events outside of our control pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We may be unable to protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our intellectual property. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel.

In providing our products we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our services infringe a third party’s proprietary rights. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns.

Changing laws, rules and regulations and legal uncertainties could increase the regulation of our business and therefore increase our operating costs.

We are subject to a number of foreign and domestic laws, rules, regulations and guidelines, including laws, rules, and regulations relating to health and safety, the conduct of operations, the protection of the environment and the manufacture, management, transportation, storage and disposal of certain materials used in the Company’s operations. Management believes that the Company is in compliance with such laws, regulations and guidelines; however, changes to such laws, regulations and guidelines due to environmental changes, unforeseen environmental effects, general economic conditions and other matters beyond our control may cause adverse effects to our operations. We have invested financial and managerial resources to ensure compliance with applicable laws, regulations and guidelines and will continue to do so in the future. Although such expenditures have not, historically, been material to the Company, such laws regulations and guidelines are subject to change. Accordingly, it is impossible for the Company to predict the cost or impact of such laws, regulations or guidelines on its future operations. It is not expected that any changes to these laws, regulations or guidelines would affect our operations in a manner materially different than they would affect other gasification companies of a similar size.

We may become liable for damages for violations of environmental laws and regulations.

We are subject to various environmental laws and regulations enacted in the jurisdictions in which we operate which govern the manufacture, importation, handling and disposal of certain materials used in our operations. We are in the process of establishing procedures to address compliance with current environmental laws and regulations and we monitor our practices concerning the handling of environmentally hazardous materials. However, there can be no assurance that our procedures will prevent environmental damage occurring from spills of materials handled by the Company or that such damage has not already occurred. On occasion, substantial liabilities to third parties may be incurred. We may have the benefit of insurance maintained by the Company or the operator; however, the Company may become liable for damages against which it cannot adequately insure or against which it may elect not to insure because of high costs or other reasons.

Our customers are subject to similar environmental laws and regulations, as well as limits on emissions to the air and discharges into surface and sub-surface waters. While regulatory developments that may follow in subsequent years could have the effect of reducing industry activity, we cannot predict the nature of the restrictions that may be imposed. We may be required to increase operating expenses or capital expenditures in order to comply with any new restrictions or regulations.

We may become subject to liabilities relating to risks inherent in the gasification industry, for which we may not be adequately insured.

Our operations are subject to risks inherent in the gasification industry, such as equipment defects, malfunction, failures and natural disasters. These risks and hazards could expose the Company to substantial liability for personal injury, loss of life, business interruption, property damage or destruction, pollution and other environmental damages.

While we believe our insurance coverage addresses all material risks to which we are exposed and is adequate and customary in our current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which the Company is exposed. In addition, no assurance can be given that such insurance will be adequate to cover our liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If we were to incur substantial liability and such damages were not incurred by insurance or were in excess of policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, results of operations and financial condition could be materially adversely affected.

We face intense competition and may not be able to successfully compete.

The Company currently has few competitors in the capacity range we target. However, there can be no assurance that such competitors will not substantially increase the resources devoted to the development and marketing of products and services that compete with those of the Company or that new or existing competitors will not enter the market in which the Company is active.

Our ability to compete and grow is dependent on access to adequate supplies of labor, equipment, parts and components.

Our ability to compete and grow will be dependent on our having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. Failure of suppliers to deliver such skilled labor, equipment, parts and components at a reasonable cost and in a timely manner would be detrimental to our ability to compete and grow. No assurances can be given we will be successful in maintaining our required supply of skilled labor, equipment and components. It is possible that the final costs of the major equipment contemplated by our capital expenditure program may be greater than the funds available to the Company, in which circumstances we may curtail, or extend the timeframes for completing, our capital expenditure plans. This could have a material adverse effect on our financial results.

The prices we will receive for our end products are uncertain.

The prices we receive for our end products will be dependent on demand for them, the computed internal rate of return of the project and supporting legislation. There is no proven market for gasification products, and there can be no assurance that the pricing of these products will be at levels anticipated by the Company. All such estimates for the pricing of our end products are currently uncertain.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Peter Bohan, President and Chief Operating Officer and Mr. Friðfinnur (Finni) Einarsson, Chief Technology Officer. There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of our key personnel could have a material adverse effect on the Company.   In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on the Company.  We have no “key man” insurance on any of our key employees.

We are dependent on one (1) customer, the loss of which would substantially impact our operations.

Our current business operations are dependent on generating substantial revenues from one (1) customers ASCOT Environmental Ltd. This subjects us to significant financial and other risks in the operation of our business if a major customer were to terminate or materially reduce, for any reason, its business relationship with us.

Our Chief Executive Officer was a defendant in prior litigation arising alleging violation of the Federal Securities laws, which may prevent or make more difficult listing on a national exchange and/or NASDAQ.

Christopher d’Arnaud-Taylor, our Chief Executive Officer and Chairman, formerly served as a member of the Board of Directors and Chairman of Global Energy Holdings Corp (formerly Xethanol, Inc.), a publicly traded company.   In October 2006, Mr. d’Arnaud-Taylor was named with others as a defendant in a class action lawsuit alleging various violations of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.  The matter was subsequently settled and Mr. d’Arnaud-Taylor and the other defendants expressly denied liability.  Although settled without any admission of guilt, an application made by the Company to list its securities on a national stock exchange may be viewed unfavorably as a result of the prior legal action.  There can be no assurance that Mr. d’Arnaud-Taylor’s actions and/or involvement in the prior litigation will not negatively impact and/or prevent the Company’s ability to be listed on an exchange and/or NASDAQ, even if the Company were to meet such listing qualifications, which it will not for the foreseeable future.

Risks Related to the Common Stock

There is no trading market for the Common Stock.

The Common Stock is eligible for quotation on the Over-the-Counter Bulletin Board. However, to date there has been limited trading market for the Common Stock, and we cannot give an assurance that a trading market will develop. The lack of an active, or any, trading market will impair a stockholder’s ability to sell his shares at the time he wishes to sell them or at a price that he considers reasonable.  An inactive market will also impair our ability to raise capital by selling shares of capital stock and will impair our ability to acquire other companies or assets by using common stock as consideration.

Stockholders may have difficulty trading and obtaining quotations for our common stock.

Our Common Stock does not trade, and the bid and asked prices for our Common Stock on the Over-the-Counter Bulletin Board may fluctuate widely in the future. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of our Common Stock, and would likely reduce the market price of our Common Stock and hamper our ability to raise additional capital.

The market price of our Common Stock is likely to be highly volatile and subject to wide fluctuations.

Dramatic fluctuations in the price of our Common Stock may make it difficult to sell our Common Stock. The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;

•	the general economic slowdown;

•	sales of large blocks of our common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

•	fluctuations in stock market prices and volumes;

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

The ownership of our Common Stock is highly concentrated in our officers and directors.

Based on the 47,745,270 shares of Common Stock outstanding as of May 28, 2009, our executive officers and directors beneficially own approximately 44% of our outstanding Common Stock. As a result, they have the ability to exercise control over our business by, among other items, their voting power with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of share ownership may have the effect of discouraging, delaying or preventing, among other items, a change in control of the Company.  Our officers and directors acquired their securities in the Company at no or nominal cost.

Our issuance of Common Stock upon exercise of outstanding warrants may depress the price of the Common Stock and make it more difficult to raise additional financing.

As of May 28, 2009, we have 47,745,270 shares of Common Stock outstanding and warrants to purchase an additional 18,760,000 shares of Common Stock outstanding which are exercisable at prices ranging from $.10 to $1.25 per share.   Additionally, in connection with the Private Placement, we also issued warrants to purchase 763,500 shares of Common stock at an exercise price of $1.25 per share.  The issuance of shares of Common Stock upon exercise of outstanding warrants (including the Warrants) and options could result in substantial dilution to our stockholders, which may have a negative effect on the price of our Common Stock and make it more difficult to raise additional financing.

Over 21,000,000 shares of our outstanding Common Stock were purchased by our founders at a price of $.01 per share.

At the time we were formed, we issued an aggregate of 21,112,500 shares of Common Stock at a price of $.01 per share to 31 individuals and entities including 6,000,000 shares to our current officers and directors.  In addition, pursuant to a Private Placement Memorandum dated August 15, 2007, we issued 11,867,080 shares to 123 accredited investors at a price of $.50 per share.  In connection with such sale, we also issued the placement agent 1,500,000 shares and a six-year warrant to purchase 1,000,000 additional shares at an exercise price of $0.50 per share.  The low purchase price for such shares may make it more likely that the shares will be sold at lower trading prices. The sale of such shares into the market could have a depressive effect on the trading price of our Common Stock, if then traded.

 The Common Stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Common Stock.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The regulations applicable to penny stocks may severely affect the market liquidity for the Common Stock and could limit an investor’s ability to sell the Common Stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to the Company.

     Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of the Common Stock.

     No cash dividends have been paid on the Common Stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Common Stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

  FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

BUSINESS

Overview

We intend to compete in the growing worldwide market for waste-to-energy systems that simultaneously destroy waste and generate green energy. Our business plan calls for us to design, manufacture and install small footprint, simple, cost-effective gasification technologies that are scalable, modular, environment friendly and robust enough to operate in harsh and remote environments. We provide customized engineering solutions that will enable our current and future customers to convert solid waste streams traditionally destined for landfill or incineration into clean, renewable energy.

We intend to target the local waste-to-energy sector in the small to mid-range market – from one ton batch systems all the way up to the continuous 500 metric ton per day (TPD) range – not large centralized plants such as those operated by waste-to-energy companies like Covanta or Wheelabrator who typically develop major facilities in the 1,000+ TPD range.  We intend to focus on providing any customers we obtain with the technologies to recover the energy trapped in municipal solid waste, construction and demolition debris, industrial and commercial waste, and biomass.

To date we have financed our developmental stage activities and acquisitions through private placements of our securities.  To date we have generated limited revenues, have substantial operating losses and accumulated deficit since our inception in April 2007.

Basis of Business Model

Our current proposed business model and strategic focus will be on sales of plant and equipment incorporating our technology to: (i) facility based waste generators (e.g., hospitals, mining camps, military) with simultaneous waste disposal and energy requirements, (ii) dedicated waste management and alternative energy companies with the resources to advance integrated waste-2-energy projects, and (iii) municipalities and their contractors.  We believe we can generate revenues from the sale of plant and equipment.

We also believe we have near term revenue generating potential in operations, service and maintenance contracts. Over the longer term, we will seek to obtain carried interest participation in selected customer projects and, as and if we develop a proposed licensing program, we believe we will be able to generate licensing and royalty income.

Recent History

Since our incorporation in April, 2007, the Company has focused time and resources in five main areas:

i.	Acquiring EnerWaste International and EnerWaste Europe,

ii.	Executing on the DARGAVEL Project in Dumfries, Scotland, as described below,

iii.	Attempting to deal with the consequences of the collapse of the Icelandic banking system and the subsequent closure of our operations in Iceland,

iv.	Replicating, on an outsourced basis in close proximity to Dumfries, the design, engineering and manufacturing capability that we previously had in Iceland, and

v.	Developing our intellectual property.

Items (i) (iii) and (iv) have been progressing and DARGAVEL is entering into cold commissioning prior to hand over to our customer ASCOT Environmental Ltd. After that the plant will go through hot commissioning before commencing commercial processing of waste. Item (v) is a work-in-process with the acquisition of patents pending and codification of subsequent “know-how” and “trade secrets” into one dedicated technology subsidiary that will support our planned licensing strategy.  During the same period we have been marketing our technologies and product lines to potentially interested parties and developing the foundations for a global sales organization.  To date we have not, however, generated significant revenues.

The Global Waste Management Market

We believe waste presents a large challenge to our civilization.  The Company believes discarded materials need to be efficiently collected, treated, recycled or disposed.  The Company believes, whether located in urban or rural areas, every sector of the economy needs to address the challenge of waste management.  The Company believes our advanced thermal processes permit various types of waste to be safely and efficiently handled at a state-of-the-art facility, which we believe provides major benefits for the waste producer, the local community and the environment.

 As we will be subject to intense competition with, among others, landfill and recycling/composting and other waste-to-energy technologies in the global waste management market.

The chart below (Source: Covanta) identifies certain global waste management markets by primary management approach.

While many countries that we believe represent opportunities for W2e™ systems are not depicted, we believe the chart demonstrates the overall magnitude of the waste market. Clearly certain regions with high landfill and low waste-to-energy management approaches represent primary markets for W2e™.  Globally, landfills account for 1.2 billion tons annually, recycling for 0.5 billion tons, and conversion of waste into energy only 0.2 billion tons (Source: Covanta).

In developing our growth strategy and marketing plans, we took into consideration that landfill space is increasingly at a premium and, in Europe, is being phased out. We also believe that island economies (the Caribbean etc.), being based on garbage-averse tourism with expensive electricity, will be natural markets. and that the global economic drivers of higher waste disposal costs, higher electricity costs, higher congestion costs and higher energy costs will make waste-to-energy a more competitive solution.

Waste is a local feedstock that does not gain value when transported distances. This means that plant size has to be both scalable down and up and modular to satisfy feedstock supply considerations and allow for future expansion.

Technology

Gasification Process in General

 Gasification is a process that converts carbon-containing materials, such as coal, petroleum coke, municipal solid waste, or biomass, into a synthesis gas (syngas) and ash. Gasification occurs when a carbon-containing feedstock is exposed to elevated temperatures and/or pressures in the presence of controlled, limited amounts of oxygen.

The heart of a gasification-based system is the gasifier. Gasification technologies differ in many respects but share certain general production characteristics. The feedstock reacts in the gasifier with oxygen (and/or steam) at high temperature and pressure in an oxygen starved atmosphere to produce a syngas and ash. Syngas is primarily hydrogen, carbon monoxide and other gaseous constituents, the proportions of which can vary depending upon the conditions in the gasifier and the type of feedstock. It can be used as a basic chemical building block in the production of high value energy products such as diesel or electricity.

Waste2Energy’s Process

We believe W2e TM ’s gasification process follows the same basic principles as described above but is differentiated by the following features:

•
Most gasifiers require feedstock that has been through a process of pretreatment - either drying, sorting, shredding or sizing.  Our BOS™ technologies require no such pretreatment as all waste goes straight into the primary chamber.  The COR TM system is optimized for biomass and will function more efficiently with MSW feed stocks if glass, masonry and metals are pre-sorted.

•
In W2e TM ’s systems, the syngas is oxidized at very high temperatures in a secondary combustion chamber to ensure complete destruction of all remaining hydrocarbon compounds.  The result is a stream of very hot (> 1000Deg C) waste flue gas. The thermal power of this waste stream can be captured in a waste heat recovery boiler and be used in a simple steam cycle or Organic Rankine Cycle (ORC), utilizing a refrigerant gas to drive a turbine coupled to an electric generator.  Alternatively, or in conjunction with power recovery, steam may be used for district heating or in other industrial processes.

•
Typically, the waste flue gas is treated as an integral part of the BOS™ process train. W2e TM ’s treatment utilizes commercially available systems that add sodium bicarbonate for acid neutralization; activated carbon to remove trace dioxins, furans, and heavy metals; and a filter bag house to collect scrubber consumables and any residual fly ash.

•
A Continuous Emission Monitoring (CEM) system monitors and logs air emissions.  The cBOS TM plant in Husavik, Iceland, currently meets and exceeds the stringent EU regulations covering emissions (EU regulations are currently more onerous than US EPA standards).

Waste2Energy Products

Our business plan calls for us to build small footprint, simple, cost-effective technologies that are scalable, modular, environment friendly and robust enough to operate in harsh and remote environments.  Although we have limited revenues, we have developed three technology platforms which are owned by us:

We neither own any interest nor receive any revenues and/or other income from the above plants/installations.

The technology platform best suited to a particular application is selected primarily on the basis of the feedstock specifications as shown in the tabulation below.

BOS™ Products

We believe the Batch Oxidation System™ will be our primary catalyst for growth in the global waste-to-energy industry due to a wide range of benefits and several first-to-market advantages. The Standard BOS (sBOS™) was originally developed in the US as a modular approach to small scale facility based waste disposal, with the added benefit that it is able to recover energy in the form of hot water, steam and/or electricity. The inability of the sBOS TM to provide a continuous production of energy over a 24 hour period of operation lead to the development of the Continuous Batch Oxidation System (cBOS TM ).

The sBOS™ accepts solid or liquid (in small quantities) waste or other forms of waste and is distinguished by its ability to accept untreated waste. No preparation is required in the form of separation, shredding etc.  Even large motor tires and animal carcasses can be fed directly into the primary cells.  Gasification is done at a controlled temperature above 600 Deg C with minimum airflow, which facilitates a complete gasification of the mixed waste, allows metals to be ejected in solid form with the ash (from whence they can be removed and recycled), sterilizes any medical waste and minimizes the production of airborne particulates. The bottom ash, which is the solid residue left in the primary cells, is also non-toxic/hazardous and can safely be sent as inert landfill, or be used for drainage fill or as aggregate in concrete, cement block, and asphalt road surfacing.  The reduction in volume of bottom ash is between 90% and 95% of the initial waste.

 The syngas generated in the primary gasification chamber is oxidized in a secondary combustion chamber to completely destroy remaining hydrocarbons. The hot flue gases are released with or without further treatment depending on the nature of the feedstock and the emission regulations at the site.

 A basic sBOS™ unit goes through the following cycle during a 24 hour period:

With this sequence we believe it is possible to recover reasonable amount of thermal energy for only 6+ hours of operation in any 24 hour period. Full power recovery is unlikely to be economically justifiable but steam production for heating or laundry may be very attractive to a hospital or hotel.

 By combining four BOS™ primary gasifier chambers it is possible to obtain continuous power output by staggering the operational sequence by six hours as shown below:

This is the basis of our Continuous Batch Oxidation System  (cBOS TM ) technology.  The basic cBOS TM system has a nominal capacity of 60 Tonnes Per day and consists of four primary gasification chambers feeding one secondary oxidation chamber. For larger requirements the basic four-primary module can be replicated on the same site to produce a much larger plant, the ultimate size being limited only by the logistics of transporting and handling the waste. With its modular design, continuous power output and  ability to meet current stringent emission standards, the cBOS™ is well suited to process Municipal Solid Waste (“MSW”) from residential communities of 20,000 to 100,000 in Europe or North America (larger in Africa, Asia & Latin America) or to tackle industrial waste piles of tires etc. At present we believe there is very little industrial scale gasification of biomass or MSW and we see this as a significant opportunity as we believe there are few systems, if any, that are as versatile as the BOS™ that meet or exceed both EU and EPA emission standards.

cBOS TM plant designed, built and sold by the Company. and operating in Husavik, Iceland. However, the Company does not receive any revenues from nor have any ownership interest in the plant.

Layout of the 180 TPD cBOS TM plant under construction at Dargavel, Scotland.  The first phase of the plant is the installation of 2 – 60 TPD cBOS TM trains followed by a third train to be ordered in 2009.  The plant is entering the cold commissioning phase with handover to our customer, Ascot Environmental Ltd., anticipated to follow shortly. The plant powers a SIEMENS turbine and generator. At full capacity, the plant will generate 7MW of electricity.

cBOS TM being installed in Dargaval, Scotland

Continuous Oxidation Reactor (COR™)

 We believe the COR™ is a low-cost gasification and oxidation system in which both processes are carried out in the same vertical chamber. Like the BOS™, the COR™ gasifies at low temperature and then oxidizes at high temperature thus giving extremely clean emissions. It has a mechanical feed system and is optimized for large quantities of biomass or other consistent waste feedstock from 50 to 500 tons per day and is also modular. This system can be supplied with or without energy capture for the production of steam or electricity. Biomass feedstocks include wood chips from forestry operations; construction leftovers such as sawdust and wood debris; agricultural residues like corn stalks, rice and wheat straw as well as much of the content of MSW (if properly pre-treated).

 We believe the advantages of the COR™ are:

•	Low capital costs as a result of simple modular construction;

•	Scalability;

•	Short lead time and rapid deployment (basic system);

•	Gasification and oxidation occur in the same vertical chamber, with the upper oxidation section reacting at high temperature to minimize emission issues;

•	Ease of repair and maintenance.

We believe the COR™ is essentially the same process as the BOS™, except that the COR™ does gasification and oxidation in the same reactor.  This requires continuous feed as opposed to batch operation and dictates that the feed material must be relatively consistent in chemistry and physical composition.  There are MSW and industrial waste streams that have such properties, particularly if some pretreatment such as sorting, densification or dewatering is done.  De-ashing is also carried out on a continuous basis as the tower does not cool down.

Market Size

We believe the municipal solid waste (MSW) market is the largest addressable market for our technologies. The following chart derived from the US Energy Information Agency shows the energy potential trapped in various components of MSW:

Renewable	Million BTU/ton	Non-Renewable	Million BTU/ton
Textiles	13.8	Plastics
Wood	10.0	PET	20.5
Food	5.2	HDPE	19.0
Yard trimmings	6.0	PVC	16.5
Newspaper	16.0	LDPE/LLDPE	24.1
Corrugated Cardboard	16.5	PP	38.0
Mixed paper	6.7	PS	35.6
Leather	14.4	Other	20.5
		Rubber	26.9

The market potential we believe is therefore significant.  The chart opposite shows that the US alone generates in excess of 250 million tons of MSW per year. We believe that the percentage of this that is processed in a waste-to-energy faculty will increase with the availability of smaller scale processing technologies, such as our BOS™ and COR™.

Chart from US Environmental Protection Agency (http://www.epa.gov/epawaste/basic-solid.htm)

Based on the rates above, a single 60 TPD cBOS TM could potentially handle the waste generated by a town of 25,000 inhabitants and in the process produce approximately 2MW of electricity (depending on the actual composition of the MSW).

In addition to MSW, we intend to target construction and demolition waste (sometimes referred to as “debris”) which generally includes a mix of wood, cardboard, metal, plastics, asphalt, brick and concrete. According to Waste Management, Inc., a large waste processing company in the US, there is more than 130 million tons of this mixed waste stream generated each year in the US alone. Of this, they report that only one fifth is currently recycled. We believe our BOS can be used for handling this waste stream and recovering recyclable elements.

Target Markets and Customer Profile

 Our target markets and potential customers for each product are tabulated below.

Competition

 We will face extremely intense competition from known and unforeseen competitors in different industries.  Moreover, as we have limited assets, personnel and other related items, most, if not all, of our competitors will have more financial resources, experience and personnel.

 We currently believe our primary competition comes from landfill and recycling facilities as well as suppliers of incineration equipment designed to handle MSW.  Because incinerators employ single-stage oxidation, carried out at much lower temperatures than used by our BOS™ technology, they face a greater challenge with emissions control and cleaning.  This raises the initial capital cost of the equipment.  Additionally, incineration systems are not usually suited to smaller applications.

 We are aware of several gasification technologies that are potential competitors. There are also plasma technologies that are being marketed for MSW processing, including by AlterNRG a Canadian company formed to acquire and commercialize Westinghouse’s plasma technology which is an expensive process.

 We believe the BOS™ has the following competitive advantages over these technologies - and other continuous systems that require pre-treatment of waste:

•
Capital & Operating Costs.  In continuous processes, the waste needs to be sorted and shredded.  The sorting removes solid metals and pieces of unshreddable material such as bricks.  In the W2e™ BOS™ no shredding or sorting is needed as everything goes straight into the primary chamber.  This means the capital and operational costs of a BOS™ are both significantly lower for an equivalent size of plant.

•
Complexity.  The mechanism for feeding continuous systems is automatic and mechanical thus adding considerable complexity than that of the BOS™ which is loaded through a simple hydraulically operated lid.

•
Operational Flexibility.  The BOS™ normally runs with four primaries to each secondary.  During maintenance, however, it is possible to continue to run on three primaries while the fourth is being serviced.  Furthermore, our primaries cool off daily as part of their normal cycle, thus allowing minor maintenance to be carried out without any disruption to the normal operation.  In contrast, a traditionally designed continuous system has to be completely shut down and cooled off before any maintenance is done.

•	Consistency of Feed. Unlike the BOS™, other continuous systems require that the feedstock must be consistent in order for the mechanical handling to work effectively.

•
Fly-ash and other Particulates.  The BOS™ has no turbulence in the primary chamber and thus creates almost no fly-ash or other particulates.  Additional filtering systems have to be used in continuous systems in order to cope with the particulates in the flue gas emissions.

In addition to AlterNRG, there are other emerging technologies such as waste2tricity but, to the best of our knowledge, these technologies are unproven with no commercial references. We believe that the “first mover” advantages of the fully permitted plant in Husavik, Iceland and proven technology in multi-applications gives Waste2Energy a head start over emerging competitors.

Government Regulation

           We are subject to a number of foreign and domestic laws, regulations and guidelines, including laws and regulations relating to health and safety, the conduct of operations, the protection of the environment and the manufacture, management, transportation, storage and disposal of certain materials used in the Company’s operations. Management believes that the Company is in compliance with such laws, regulations and guidelines; however, changes to such laws, regulations and guidelines due to environmental changes, unforeseen environmental effects, general economic conditions and other matters beyond our control may cause adverse effects to our operations. We have invested financial and managerial resources to ensure compliance with applicable laws, regulations and guidelines and will continue to do so in the future. Although such expenditures have not, historically, been material to the Company, such laws regulations and guidelines are subject to change. Accordingly, it is impossible for the Company to predict the cost or impact of such laws, regulations or guidelines on its future operations. It is not expected that any changes to these laws, regulations or guidelines would affect our operations in a manner materially different than they would affect other gasification companies of a similar size.

We are subject to various environmental laws and regulations enacted in the jurisdictions in which we operate which govern the manufacture, importation, handling and disposal of certain materials used in our operations. We are in the process of establishing procedures to address compliance with current environmental laws and regulations and we monitor our practices concerning the handling of environmentally hazardous materials. However, there can be no assurance that our procedures will prevent environmental damage occurring from spills of materials handled by the Company or that such damage has not already occurred. On occasion, substantial liabilities to third parties may be incurred. We may have the benefit of insurance maintained by the Company or the operator; however, the Company may become liable for damages against which it cannot adequately insure or against which it may elect not to insure because of high costs or other reasons.

Our customers are subject to similar environmental laws and regulations, as well as limits on emissions to the air and discharges into surface and sub-surface waters. While regulatory developments that may follow in subsequent years could have the effect of reducing industry activity, we cannot predict the nature of the restrictions that may be imposed. We may be required to increase operating expenses or capital expenditures in order to comply with any new restrictions or regulations.

Iceland and Europe

 We previously maintained a technology center and manufacturing plant in Keflavik, Iceland. In September, 2008, the economic system of Iceland collapsed under the stresses of the emerging global financial crisis which resulted in the take-over of various industries by the government and the cessation of certain cross-border business and financial activities. As a result, operating conditions in Iceland became strained.  To protect its currency, the Government of Iceland created a situation where there was no foreign exchange entering or leaving the country.

           We believe the financial crisis in Iceland had a serious impact on EnerWaste Europe because it was unable to pay its sub-contractors in the United Kingdom which in turn was having an impact on the Dargavel Project.  At that time, most of the plant and equipment for the Dargavel Project that had been manufactured in Iceland had been shipped to Scotland for installation and commissioning utilizing United Kingdom subcontractors and other outsourced systems.

 In October 2008, the Icelandic banks, including Glitnir Bank, the lender to EnerWaste Europe, were nationalized and placed into receivership.  Enerwaste Europe was placed in involuntary receivership in early 2009 and the company is currently in administration under the supervision of the local courts.  The supply contract for the Dargavel Project between EnerWaste Europe and Ascot was terminated and, on November 10, 2008, a new agreement was entered into between a W2E subsidiary in the United Kingdom and Ascot for completion of the cBOS™ installation at Dargavel.

Intellectual Property

           We have patents pending in Iceland on certain aspects of our Batch Oxidation System, and plan to develop further patents in the near future.  Originally filed in Iceland, we are extending our patent options internationally through the Patent Cooperation Treaty (PCT) mechanism, which includes all the major industrialized countries. The PCT is the international treaty which allows patents initially filed in one country to begin the process of filing for that a patent internationally.  After the initial period of PCT filing, the patent filings must then go through a nationalization period where the patent filing process goes through the specific country's patent office for approval.  It is more expeditious and common practice to file a PCT filing before the nationalization process in the various other countries.

 In addition to future engineering development and patent filings, we have a significant IP portfolio in the form of trade secrets and know-how for the operation, management and control of gasification processes, especially related to unsorted municipal waste streams. This is further enhanced by the technical documentation and support necessary not only to operationalize these systems, but also to bring them successfully through the local and regional permitting processes and the appropriate regulatory oversight agencies. We are in an ongoing process of further codifying this knowledge base for the future benefit of licensees we are able to obtain, if any.

 We also intend, subject to available funds among other factors, to pursue not only the development of additional IP but also its proactive acquisition when we identify opportunities to strengthen our proprietary position.

Employees

As of the date of the filing of this report, we have eight (8) employees, all of whom are full-time, three (3) of which are executive officers. We consider our employee relations to be good.

Research and Development

For the period from April 10, 2007 (date of inception) to March 31, 2009 , we expended no funds on research and development.

Item 2.           Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

Some of the statements contained in this Form 8- K/A that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8- K/A , reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

        All written and oral forward-looking statements made in connection with this Form 8- K/A that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We intend to compete in the growing worldwide market for waste-to-energy systems that simultaneously destroy waste and generate green energy. Our business plan calls for us to design, manufacture and install small footprint, simple, cost-effective gasification technologies that are scalable, modular, environment friendly and robust enough to operate in harsh and remote environments. We intend to provide customized engineering solutions that we believe will enable our current and future customers to convert solid waste streams traditionally destined for landfill or incineration into clean, renewable energy.

We intend to target the local waste-to-energy sector in the small to mid-range market – from one ton batch systems all the way up to the continuous 500 metric ton per day (TPD) range – not large centralized plants such as those operated by waste-to-energy companies like Covanta or Wheelabrator who typically develop major facilities in the 1,000+ TPD range.  We intend to focus on providing any customers we obtain with the technologies to recover the energy trapped in municipal solid waste, construction and demolition debris, industrial and commercial waste, and biomass.

To date we have financed our activities and acquisitions through private placements of our securities, including the Private Placement.  To date we have generated limited revenues, have substantial operating losses and an accumulated deficit since our inception in April 2007.

Major Contract to Date

    To date our primary project has been the  DARGAVEL, project, which consists of  a cBOS™ system with power recovery. Equipment for the Dargavel project was being manufactured at our technology center and manufacturing plant in  Keflavik, Iceland.  In September, 2008, Iceland was the first country to collapse under the stresses of the emerging global economic downturn . Operating conditions in Iceland became impossible. To protect its currency, the Government of Iceland suspended foreign exchange transactions such that there was no money coming in or leaving the country.

    This financial freeze in Iceland had a serious impact on our subsidiary EWE  because it was unable  to pay its sub-contractors in the UK. This, in turn, had a negative impact on the DARGAVEL project to the extent that EWE was unable to complete the project. Then, in October 2008, Icelandic banks, including Glitner Bank the lender to EWE, were nationalized and placed in receivership and the Icelandic banking system collapsed.  By that time however, most of the plant and equipment for DARGAVEL that EWE had manufactured in Iceland had been shipped to Scotland for installation and commissioning. The supply contract for the Dargavel Project between EnerWaste Europe and our customer was terminated and, on November 10, 2008 a new agreement was entered into between a Waste2Energy subsidiary in the United Kingdom and our customer for completion of the cBOS™ installation at Dargavel.

In October 2008, the Icelandic banks, including Glitnir Bank, the lender to EnerWaste Europe, were nationalized and placed into receivership.  Enerwaste Europe was placed in involuntary receivership in February 2009 and the company is currently in administration under the supervision of the local courts.  We now maintain only a small staff in Iceland to service an important customer. Meanwhile, on an outsourced basis, we have replicated all of the design, engineering and manufacturing capabilities we had in Iceland. This is in close proximity to Dumfries, Scotland where we will have the opportunity to showcase our cBOS™ technology in a working environment.

Asset Impairment and Bankrupcy of Enerwaste Europe Subsidiary

In January 2009, the Company engaged a consultant to assist in the evaluation of the Dargavel project due to continued delays and concerns over the design and plans for the facility, as well as the progress and ability to complete the project in accordance with the contract.  The initial plans, designs, and knowhow that were the foundation of the project plan also served as the basis of the Technology assets we acquired with the purchase of Enerwaste Europe.  The conclusion reached was that the Company needed to completely change the project plans, technology and controls that would enable the company to deliver the project according to the contract specifications.  As a result, management made a determination that the value of the assets acquired were of no value and the Company’s IP platform would be built on a new set of plans, design specifications and technology that was developed starting in January through the expected conclusion of the project in late 2009.  As a result, an impairment charge in the amount of $10,538,029 was recorded to write-off the value of the Technology.

Additionally, when the Company acquired Enerwaste Europe, Goodwill was assigned based on the value of the workforce.  At the time of the Iceland economic collapse and subsequent termination of the contract between EWE and the customer, and the signing of the new contract with another Company subsidiary, the majority of the workforce where the value was place did not continue on with the Dargavel project or any other efforts supporting the continued development of the Technology and knowhow of the business.  As a result of the above, management determined that Goodwill was impaired and an impairment in the amount of $496,594 was recorded to write-off the value of the Goodwill.

In February 2009, a creditor commenced bankruptcy proceedings against Enerwaste Europe and it was declared bankrupt and taken into involuntary receivership.  As of the filing of this report, the bankruptcy is still pending.

Results of Operations

Year Ended March 31, 2009

   For the year ended March 31, 2009, contract revenue was $3,956,300 compared to $0, from the period April 10, 2007 (Inception) through March 31, 2008.  The increase in contract revenue is primarily due to the acquisition of the remaining 50% interest of EWE, which was accounted for under the equity method prior to June 25, 2008, the date we acquired the remaining 50% of EWE, and included revenues from the DARGAVEL contract.

Contract costs totaled $5,938,423 for the period, compared to $0 in the prior year period.  Project costs include all costs incurred to date as well as estimated future costs on the contract.  Additionally the Company recognized a loss of $835,079 on the cancellation of the contract which Enerwaste Europe had with our customer.  This contract was terminated as a result of the economic collapse of the Icelandic economy.  Upon cancellation, another subsidiary, Waste2Energy (Isle of Man) entered into a new agreement with the customer which has been the only active contract since November 2008.  The Company had a realized gross loss of $(2,933,924) for the current year, compared to $0 in the prior period, almost all of which related to the Dargavel contract.

 Selling, general and administrative expenses for the year ended March 31, 2009, were $8,010,730 compared to $1,240,340 for the period April 10, 2007 (Inception) through March 31, 2008.  The increase in general and administrative costs of 6,770,390, is primarily due to an increase in professional fees of approximately $423,000, an increase in consulting fees of approximately $3,800,000, an increase of approximately $1,927,000 in compensation expense, an increase of amortization expense for intangibles of approximately $488,000 and an increase in general and administrative expense of approximately $149,520. Consulting fees and compensation expense include approximately $3,500,000 and $1,302,000, respectively, of stock based compensation for the year ended March 31, 2009, compared to approximately $2,672,000 and $333,000, respectively, for the period April 10, 2007 (Inception) through March 31, 2008. The increase was primarily the result of the greater number of warrants and common stock issued and outstanding during the respective periods.

As described above, in January 2009 the Company determined that the value of its Technology and Goodwill assets associated with the acquisition of Enerwaste Europe (which no longer is an active operating entity and is now in bankruptcy) were fully impaired, and the value of these assets were written off for the year ended March 31, 2009.  The Technology value written off totaled $10,538,029 and the Goodwill written off totaled $496,594.

    As a result of the foregoing, the operating loss for the year ended March 31, 2009 was $21,979,277 compared to a loss of $1,240,340 for the period April 10, 2007 (Inception) through March 31, 2008 mainly as a result of the higher projected losses on the Dargavel contract as well as the impairment charges related to the Company’s intangible assets, combined with the significant increase in selling, general and administrative expenses..

    Other income/expenses for the year ended March 31, 2009 and for the period April 10, 2007 (Inception) through March 31, 2008, were other income of $670,520 in the current year compared to a net other expense of $296,182 for the prior period.  The overall decrease in other expenses was due to the gain on net liabilities from the bankruptcy of Enerwaste Europe, offset by significantly higher interest expense due to the higher debt levels, as well as a loss on foreign currency exchange primarily related to the write off of the Enerwaste Europe investment due to deconsolidation of this subsidiary due to the bankruptcy and loss on the investment in Enerwaste Europe of $506,757, compared to the prior period loss of $258,041.

    We had income tax benefits of $3,868,222 and $554,479, respectively for the year ended March 31, 2009 and for the period April 10, 2007 (Inception) through March 31, 2008.  The increase is a result of the write off of the deferred tax liabilities that were generated in the purchase accounting of EWE and to the related intangibles which have been determined to be impaired.

    We had a loss from discontinued operations of $233,613 and $76,158, respectively, for the twelve months ended March 31, 2009 and for the period April 10, 2007 (Inception) through March 31, 2008.

Liquidity and Capital Resources

We have incurred operating losses since inception. As of March 31, 2009, we had $27,360 in cash compared to $723,655 at March 31, 2008, a decrease of $696,295. As of March 31, 2009, we had a working capital deficiency of $6,305,611, compared to working capital deficiency of $1,138,388 at March 31, 2008, an increase of $5,167,223.  Net cash used in operating activities for the twelve months ended March 31, 2009 was $941,832, compared with net cash used of $1,039,900 for the prior period.  The majority of the change was due to a reduction in deferred tax benefits offset by increases in accounts payable and accrued expenses. Net cash from investing activities decreased $2.6 million due to the prior year including the investment in Enerwaste International.  Net cash provided by financing activities for the twelve months ended March 31, 2009 was $831,192, compared to net cash provide by financing activities in the prior period of $4,517,820.

      The Company must raise additional funds on an immediate basis in order to fund our continued operations.  We may not be successful in our efforts to raise additional funds. Even if we are able to raise additional funds through the sale of our securities or through the issuance of debt securities, our cash needs could be greater than anticipated in which case we could be forced to raise additional capital. At the present time, we have no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to us on commercially acceptable terms or at all. These conditions raise substantial doubts as to our ability to continue as a going concern, which may make it more difficult for us to raise additional capital when needed.

Our significant financing and investing activities for the periods consisted of the following:

In November 7, 2007, the Company purchased 95% of EWI for an aggregate purchase price of $5,000,000. The purchase price was comprised of $2,750,000 of cash and $2,250,000 in the form of a promissory note. EWI owns a 50% interest in EWE. On June 25, 2008, the Company acquired the remaining 50% of EWE in exchange for 6,000,000 shares of common stock and a note payable in the amount of $324,068.

In June 2008, the Company completed a private placement whereby 12,002,040 shares of Common Stock were issued for aggregate gross proceeds of $6,000,000 (net proceeds of $5,039,594).

During the period from September 2008 through December 2008, the Company issued an aggregate of $375,000 of notes payable for which the proceeds were used to fund operations and working capital.

In January 2009, in connection with a private placement, the Company issued $500,000 of promissory notes and 100,000 shares of Common Stock and for aggregate gross proceeds of $500,000.

In connection with the Private Placement, the Company sold to accredited investors 600,250 Units to investors at $2.00 per Unit, each Unit consisting of three shares of Common Stock and a three-year warrant to purchase three additional shares of Common Stock at an exercise price of $1.25 per share.  The Company received gross proceeds of approximately $1.2 million from the sale of the Units. A broker-dealer acted as the exclusive placement agent for the Private Placement. We received net proceeds of approximately $869,000 after deducting commissions and expenses of the Private Placement.  In September 2009, the private placement offering was terminated.

    In the third and fourth quarters of fiscal 2009, management anticipates new order intake once the Dargavel plant is commissioned, which will start to provide funding for operational expenses on an on-going basis.

    However, depending on our future needs and changes and trends in the capital markets affecting our shares and us, we may determine to seek additional equity or debt financing in the private or public markets. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

    Our material capital expenditure requirements for the remaining period of the year ending March 31, 2010 will be approximately $200,000 to procure office equipment, furniture and IT equipment.

    We anticipate that our long-term operational expenses will be approximately $400,000 to $600,000 per month, consisting primarily of SG&A expenses.

Off-Balance Sheet Arrangements

None.

Item 3.           Properties

     Our principal executive offices are located at 1185 Avenue of the Americas, 20 th Floor, New York, New York 10036 The offices consist of approximately4,170 square feet, which are leased on a month-to month basis for approximately $18,500. We believe that our properties are adequate for our current and immediately foreseeable operating needs.

Item 4.           Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of May 28, 2009 with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)(2)	Common Stock Beneficially Owned		Percentage of Common Stock (3)
Directors and Officers:
Christopher d’Arnaud-Taylor	10,000,000	(4)	21%
Peter Bohan	3,405,000	(5)	6.4%
Friðfinnur (Finni) Einarsson	7,500,000	(6)	15.7%
All officers and directors as a group (3 persons)	20,905,000	(7)	43.8%
Beneficial owners of more than 5%:
Loch Carron LLC (8)	5,000,000		10%

* Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is 1185 Avenue of the Americas, 20 th Floor, New York, NY 10036.
(2)
Except as otherwise indicated, each of the Company’s officers, directors, principal stockholders and their respective affiliates, shall not sell, offer, agree to sell, grant any option or contract for the sale of, pledge, make any short sale of, maintain any short position with respect to or otherwise dispose of shares of Common Stock, or securities convertible into Common Stock, without the prior written consent of the Company and the broker-dealer.  The lock-up will terminate on the earlier of (i) two (2) years from the final closing of the Private Placement, or (ii) the final closing of the Private Placement in the event an aggregate of $4,000,000 of gross proceeds has not been raised.

(3)
Applicable percentage ownership is based on 47,745,270 shares of Common Stock outstanding as of May 28, 2009, together with securities exercisable or convertible into shares of Common Stock within 60 days of May 28, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock that are currently exercisable or exercisable within 60 days of May 28, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4)
Includes (i) 4,000,000 shares issuable upon exercise of presently exercisable warrants at an exercise price of $.50 per share, (ii) 1,500,000 shares owned by Mr. d’Arnaud-Taylor’s wife for which he disclaims beneficial ownership, and (iii) 1,000,000 shares registered in the name of Anglo Suez LLC, a company owned and controlled by Mr. d’Arnaud-Taylor.

(5)	Includes 2,400,000 shares issuable upon exercise of presently exercisable warrants at an exercise price of $.50 per share.
(6)
Includes (i) 6,000,000 shares owned by Mr. Einarsson’s wife for which he disclaims beneficial ownership and (ii) 500,000 shares issuable upon exercise of presently exercisable warrants at an exercise price of $.50 per share and 1,000,000 shares issuable upon exercisable of presently exercisable warrants at an exercise price of $.75 per share, which are owned by Fine Environmental Consulting.

(7)	Includes 6,900,000 shares issuable upon exercise of presently exercisable warrants at an exercise price of $.50 and 1,000,000 shares issuable upon exercised warrants at $.75 per share.
(8)	The control person of Loch Carron is Neil Sharp.

Item 5.           Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of Waste2Energy.

Name	Age	Position
Christopher d’Arnuad-Taylor	63	Chief Executive Officer and Chairman
Peter Bohan	58	President and Chief Operating Officer
Friðfinnur (Finni) Einarsson	47	Chief Technology Officer

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers serve at the discretion of the board of directors.

Christopher d’Arnaud-Taylor, Founder, Chairman and Chief Executive Officer

Christopher d’Arnaud-Taylor is the founder of Waste2Energy and been has our Chairman and Chief Executive Officer since 2007. He has been Chief Executive and Chairman of the Company since the closing of the reverse acquisition in May 2009. Previously he was the founder, President and CEO of Xethanol Corporation now known as Global Energy Holdings Corp (AMEX:GNH) from its inception in 2000 to July 2006. He continued to serve as a member of its Board of Directors until his resignation in 2008. Mr. d’Arnaud-Taylor serves as a director of MetaMorphix, Inc., a private company. Mr. Arnaud-Taylor obtained his MBA from the London Business School.

In October 2006, a shareholder class action complaint was filed in the United States District Court for the Southern District of New York on behalf of purchasers of Xethanol common stock during the period January 31, 2006 through August 8, 2006. The complaint alleged, among other things, that Xethanol and some of its then current and former officers and directors, including Mr. d’Arnaud-Taylor, engaged in insider trading and made materially false and misleading statements regarding its operations, management and internal controls in violation of the Securities Exchange Act of 1934 and Rule 10b-5. Mr. d’Arnaud-Taylor, a former director and the former Chairman of Xethanol was one of the named defendants.  The plaintiffs were seeking, among other things, unspecified compensatory damages and reasonable costs and expenses. Subsequent to that filing, six nearly identical class action complaints (the “Class Action Suits”) were filed in the same court, all of which were consolidated into one action, In re Xethanol Corporation Securities Litigation, 06 Civ. 10234 (HB) (S.D.N.Y.).  A  Stipulation of Settlement, in which all of the defendants expressly denied all liability, was entered into as of April 30, 2008 which was subsequently approved by the Court on October 6, 2008.

In December 2006, three derivative actions were filed in the United States District Court for the Southern District of New York, brought on behalf of Xethanol and naming individual defendants who were some of the former officers and directors of Xethanol, including Mr. d’Arnaud-Taylor (the “Derivative Suits”). The Derivative Suits alleged that Xethanol was injured by the actions of the individual defendants based upon the same factual allegations found in the Class Action Suits described above. The plaintiffs in these suits sought unspecified compensatory damages, injunctive relief and reasonable costs and expenses. These lawsuits were consolidated into one suit entitled In re Xethanol Corporation Derivative Litigation, 06 Civ. 15536 (HB) (S.D.N.Y.). The defendants filed a motion to dismiss the complaint on April 30, 2007 which motion was granted by the Court, with prejudice, on August 20, 2007 and that case is now closed.  See “Risk Factors.”

Peter Bohan, President and Chief Operating Officer

Peter Bohan has been our President and Chief Operating Officer since September 2008, and President and Chief Operating Officer of the Company since the closing of the reverse acquisition in May 2009. Mr. Bohan is a senior executive with international technology and capital equipment expertise. Prior to joining Waste2Energy, from June 2006 to August 2008, Mr. Bohan provided strategic and business advice to emerging technology and manufacturing companies. From June 2006 to August 2008 he was Vice President and General Manager of US Filter Inc.  From 1989 to 2005 Mr. Bohan was Vice President and General Manager of Bird Marchine Co. During Mr. Bohan’s career, he has gained significant experience positioning companies supplying capital equipment worldwide, strategic development of markets and mergers and acquisitions. Mr. Bohan holds a degree in Mechanical Engineering from Heriot-Watt University, Edinburgh and an MBA from Cranfield Institute of Technology. Mr. Bohan is currently a Board Member of Bisco Environmental Inc.

Friðfinnur (Finni) Einarsson, Chief Technology Officer

Friðfinnur (Finni) Einarsson has been our Chief Technology Officer since May 2008, and Chief Technology Officer of the Company since the closing of the reverse acquisition in May 2009. Mr. Einarsson graduated from the Marine Engineering College Iceland (First Class) and spent 10 years at sea as chief engineer before becoming an Incineration Plant Manager in Iceland. Mr. Einarsson moved to the US to work for Air Purification Inc., a specialist emission controls corporation, during which time he gained a Masters of Science Engineering at Union College, Schenectady, NY.  On returning to Iceland, Mr. Einarsson worked as a consulting engineer specializing in waste incineration and gasification and performing feasibility studies and technology evaluations for municipalities.  In 2005 Mr. Einarsson became a founding shareholder and executive officer of EnerWaste Europe and the driving force behind the BOS™ waste-to-energy plants at Husavik, Iceland, and at Dumfries, Scotland.  Enerwaste Europe was placed in involuntary receivership in early 2009 and the company is currently in administration under the supervision of the local courts.

Item 6.           Executive Compensation

The following table sets forth all compensation paid in respect of our Chief Executive Officer and those executive officers who received compensation in excess of $100,000 per year for the period from April 10, 2007 (date of inception) to March 31, 2008 and the year ended March 31, 2009.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Christopher d’Arnaud-Taylor	2009	195,000	__	0	0	0	0		$195,000
Chief Executive Officer and Chairman	2008	82,500	__	0	0	0	0		$82,500

Employment Agreements

On September 15, 2008, we entered into an agreement with Mr. Bohan to serve as our Chief Operating Officer.  The agreement is for a term of one (1) year, renewable for additional one-year periods thereafter.  Mr. Bohan is to be paid a base salary of $275,000 per year, subject to increase by the Board.  In addition, on September 15, 2008, Mr. Bohan received a five-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $.50 per share and on April 2, 2009, Mr. Bohan received a five-year warrant to purchase 1,400,000 shares of Common Stock at an exercise price of $.50 per share.

On April 1, 2008, we entered into an agreement with Mr. d’Arnaud-Taylor to serve as our Chairman and Chief Executive Officer.  Mr. d’Arnaud-Taylor is required to devote 100% of his working time to the Company.  The agreement is for a term of three (3) years, renewable for additional one-year periods thereafter.  Mr. d’Arnaud-Taylor will be paid a salary of $300,000 per year, subject to increase by the Board.   Mr. d’Arnaud-Taylor agreed to receive a salary of $15,000 per month through December 31, 2009 and has orally agreed to additional salary deferrals until such time as we have adequate capital.   Amounts accrued through March 31, 2009 are $187,500. In addition, Mr. d’Arnaud-Taylor received (i) on February 1, 2008, a five-year warrant to purchase 2,000,000 shares of Common Stock at an exercise price of $.50 per share, and (ii) on April 2, 2009, a five-year warrant to purchase 2,000,000 shares of Common Stock at an exercise price of $.50 per share.

We entered into a Transition Agreement, dated as of May 28, 2009, with Waste2Energy, Waste2Energy ('Group Holdings"), Group Holdings PLL, Christopher d’Arnaud-Taylor and Peter Bohan  (the “Transition Agreement”).  Pursuant to the Transition Agreement, Mr. d’Arnaud-Taylor agreed that on the Final Closing he will resign as Chief Executive Officer of the Company and Waste2Energy and at such time his employment agreement with Waste2Energy will be null and void and he will not in the future have any other executive position, other than serving as a director, with either the Company or Waste2Energy.  Pursuant to the Transition Agreement, immediately after the Final Closing, Peter Bohan will be appointed as President and Chief Executive Officer of the Company and Waste2Energy.  Pursuant to the Transition Agreement, Group Holdings, the Company Waste2Energy and Mr. d’Arnaud-Taylor entered into a consulting agreement, dated as of May 28, 2009 (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, which shall become effective upon the Final Closing, Mr. d’Arnaud-Taylor will serve as a consultant to Group Holdings and shall be paid an annual fee of $300,000.  Additionally, Group Holdings shall reimburse Mr. d’Arnaud-Taylor for the costs of his health insurance.  The Company and Waste2Energy have guaranteed the payments due to Mr. d’Arnaud-Taylor pursuant to the Consulting Agreement.

Outstanding Equity Awards at Fiscal Year-End

Outstanding equity awards at fiscal year end.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying of Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher d’Arnaud-Taylor	2,000,000	0	0	$0.50	2/2013	0	0	0	0
	2,000,000	0	0	$0.50	4/2014	0	0	0	0
Peter Bohan	1,000,000	0	0	$0.50	9/2013	0	0	0	0
	1,400,000			$0.50	4/2014
Friðfinnur (Finni) Einarsson	500,000	0	0	$0.50	2/2013	0	0	0	0

Director Compensation

No director of Waste2Energy received any compensation for services as director for the year ended March 31, 2009.

Item 7.           Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

None.

Director Independence

Our sole director is not independent as that term is defined under the Nasdaq Marketplace Rules.

Item 8.           Legal Proceedings

We are not party to any legal proceedings.

Item 9.           Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Common Stock is eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “WTEZ”.  As of the date of the filing of this report, there has been limited trading in the Common Stock.

As of May 28, 2009, there were  approximately 200 holders of record of the Common Stock.

As of May 28, 2009 , we had the following shares of Common Stock reserved for issuance:

18,760,000 shares of Common Stock issuable upon exercise of warrants at exercise prices ranging from $0.10 to $0.75.

763,500  shares of Common Stock issuable upon exercise of the Warrants issued in the Private Placement that closed on May 28, 2009.

Dividends

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not adopted any equity compensation plan as of March 31, 2009.

Item 10.         Recent Sales of Unregistered Securities

See Item 3.02.

Item 11          Description of Securities

The Company’s authorized capital stock consists of 80,000,000 shares of Common Stock at a par value of $0.0001 per share.  As of May 28, 2009 , there were 47,745,270 shares of the Company’s Common Stock issued and outstanding held by 200 stockholders of record.

Holders of the Company’s Common Stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote.  Holders of Common Stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors.  Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Item 12.         Indemnification of Directors and Officers

The Company’s certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, the Company’s certificate of incorporation contains provisions to indemnify the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13.         Financial Statements and Supplementary Data

With regard to Maven’s financial statements, reference is made to the filings with the SEC made by Maven on Form 10-K on May 27, 2009 and Form 10-Q on January 26, 2009.

The financial statements of Waste2Energy begin on Page F-1 to this Form 8-K.

Item 14.         Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 3.02       Unregistered Sales of Equity Securities.

See Item 1.01.

In June 2007, the Company issued an aggregate of 21,110,000 shares of common stock to its founders at a price of $.01 per share paid in cash, for aggregate proceeds to the Company of $211,100. The shares were issued to 31 individuals and entities, including 5,000,000 shares issued to Mr. d’Arnaud-Taylor and his wife 1,000,000 shares registered in the name of Anglo Suez LLC,  owned and controlled by Mr. d’Arnaud-Taylor, and 500,000 shares issued to Franz Skryanz.

Pursuant to a Private Placement Memorandum dated August 15, 2007, we sold an aggregate of 11,867,080 shares of common stock for aggregate gross proceeds of $5,933,490 to 123 accredited investors.  In connection with such sale, the Company also issued the placement agent 1,500,000 shares of common stock and a six-year warrant to purchase 1,000,000 additional shares of common stock at an exercise price of $.50 per share.

On July 10, 2007, we issued warrants to purchase 200,000 shares of common stock to a legal firm for services.  The warrant is exercisable at $.10 per share for a period of five years and may be exercised on a cashless baseless.

On July 10, 2007, we issued warrants to purchase 300,000 shares of common stock to a legal firm for services.  The warrant is exercisable at $.25 per share and expires on February 28, 2013.  The warrant may be exercised on a cashless basis.

On February 1, 2008, in connection with a one year consulting agreement, the Company issued a warrant to purchase 1,000,000 shares of common stock, exercisable at a price of $.75 per share for a period of five years and may be exercised on a cashless basis.

From time to time we have borrowed money to fund our operations.  As of the date of the filing of this report, we are obligated to repay an aggregate of $1,250,000 to 15 individuals and entities.  In connection with such loans, we issued an aggregate of 900,000 shares of common stock and warrant to purchase an aggregate of 370,000 shares of common stock at prices ranging from $.50 to $.75.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The issuances were made to a limited number of persons, all of whom were “accredited investors,” and transfer of the securities was restricted in accordance with the requirements of the Securities Act.

Item 5.01       Changes in Control of Registrant.

See Item 2.01.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06       Change in Shell Company Status.

As a result of the Merger, the Company is no longer a shell company (See Item 1.01).

Item 9.01       Financial Statements and Exhibits.

(a)  Financial statements of Waste2Energy. See Page F-1.

(b) Pro forma financial information. See Exhibit 99.1.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
10.1
Agreement and Plan of Merger, dated May 6, 2009, among the Company, Waste2Energy, Inc., and Waste2Energy Acquisition Co. (filed as an exhibit to the Company’s 8-K filed May 11, 2009 and incorporated herein by reference)

10.2	Amendment No. 1 to Agreement and Plan of Merger*

10.3	Separation Agreement, dated May 28, 2009, between Maven Media Holdings, Inc., Waste2Energy, Inc. and Adrienne Humphreys*

10.4	Form of Subscription Agreement*

10.5	Form of Warrant*

10.6	Employment Agreement, dated September 15, 2008, between Waste2Energy, Inc. and Peter Bohan*

10.7	Employment Agreement, dated April 1, 2008, between Waste2Energy, Inc. and Christopher d’Arnaud-Taylor*

10.8	Transition Agreement by and between Maven Media Holdings, Inc., Waste2Energy, Inc., Waste2Energy Group Holdings, PLC Christopher d’Arnaud-Taylor and Peter Bohan, dated May28, 2009*

10.9	Consulting Agreement between Christopher d’Arnaud-Taylor, Waste2Energy Group Holdings, PLC, Maven Media Holdings, Inc. and Waste2Energy, Inc., dated May 28, 2009*

99.1	Pro forma financial information

   *Incorporated by reference to the Form 8-K, filed with the Securities and Exchange Commission on June 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  WASTE2ENERGY HOLDINGS, INC. (FORMERLY MAVEN MEDIA HOLDINGS, INC.)

Dated: October 1, 2009	By:	/s/ Craig L. Brown
Name Craig L. Brown
Title Chief Financial Officer (Principal Financial Officer)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
of Waste2Energy, Inc.

We have audited the accompanying consolidated balance sheets of Waste2Energy, Inc. and Subsidiaries (the “Company”) as of March 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive loss, changes in stockholder’s (deficit) equity and cash flows for the year ended March 31, 2009 and for the period from April 10, 2007 (date of inception) through March 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waste2Energy, Inc. and Subsidiaries as of March 31, 2009 and 2008 and the results of their operations and their cash flows for the year ended March 31, 2009 and for the period from April 10, 2007 (date of inception) through March 31, 2008 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has incurred a significant operating loss of $17,440,535 and used cash of $941,832 for continuing operations which resulted in an accumulated deficit of $18,732,349 and a working capital deficiency of $6,305,611 as of March 31, 2009.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New York, New York
October 1 , 2009

WASTE2ENERGY, INC. AND SUBSIDIARIES
FINANCIAL STATEMENTS
March 31, 2009

Page Number

Consolidated Balance Sheets
• As of March 31, 2009 and March 31, 2008	F-2

Consolidated Statements of Operations and Comprehensive Loss
• For the Year Ended March 31, 2009 and the Period From April 10, 2007 (Date of Inception) to March 31, 2008	F-3

Consolidated Statement of Stockholders’ (Deficit) Equity
• For the Year Ended March 31, 2009 and for the Period From April 10, 2007 (Date of Inception) to March 31, 2008	F-4

Consolidated Statements of Cash Flows
• For the Year Ended March 31, 2009 and the Period From April 10, 2007 (Date of Inception) to March 31, 2008	F-5 – F6

Notes to Consolidated Financial Statements	F-7

WASTE2ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash	$27,360	$723,655
Due from escrow agent	-	373,582
Contracts receivable	53,250	-
Unbilled amounts due on uncompleted contract	118,123	-
Other current assets	167,435	15,600
Current assets from discontinued operations	1,413	101,862
Total current assets	367,581	1,214,699
Investment in EnerWaste Europe, Ltd.	-	7,851,384
Security deposits	2,971	12,469
TOTAL ASSETS	$370,552	$9,078,552

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
Notes payable, net	$2,279,828	$1,573,390
Accounts payable	659,156	-
Accrued expenses	2,948,931	137,679
Deferred revenue	41,250	-
VAT payable	8,354	-
Due to related parties	388,368	169,656
Deferred tax liability	-	138,649
Other current liabilities	53,005	-
Current liabilities from discontinued operations	297,271	333,713
Total current liabilities	6,676,163	2,353,087
Deferred tax liability	-	2,258,105
TOTAL LIABILITIES	6,676,163	4,611,192
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' (DEFICIT) EQUITY:
Common stock, $.001 par value, 100,000,000 shares authorized, 41,152,100 and 32,977,020 shares issued and outstanding at March 31, 2009 and 2008, respectively	41,153	32,977
Additional paid in capital	12,477,686	5,494,179
Accumulated other comprehensive loss	(92,101)	(1,595)
Accumulated deficit	(18,732,349)	(1,058,201)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(6,305,611)	4,467,360
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$370,552	$9,07 8,552

The accompanying notes are an integral part of these consolidated financial statements.

WASTE2ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended March 31, 2009	From April 10, 2007 (Date of Inception) to March 31, 2008
Contract Revenues	$3,956,300	$-
Cost of Revenues
Contract costs	5,938,423	-
Loss on cancellation of contract	835,079	-
Provision for loss on contract in progress	116,722	-
TOTAL COST OF REVENUES	6,890,224	-
GROSS LOSS	(2,933,924)	-
OPERATING EXPENSES
Selling, general and administrative	8,010,730	1,240,340
Impairment of technology	10,538,029	-
Impairment of goodwill	496,594	-
TOTAL OPERATING EXPENSES	19,045,353	1,240,340
OPERATING LOSS	(21,979,277)	(1,240,340)
OTHER INCOME (EXPENSE):
Interest expense	(1,183,589)	(58,974)
Interest income	-	20,833
Loss on deemed extinguishment of debt	(50,918)	-
Foreign currency exchange losses	(586,156)	-
Loss on equity method investment in EnerWaste Europe, Ltd.	(506,757)	(258,041)
Gain on net liabilities included in bankruptcy of EnerWaste Europe, Ltd	2,986,840	-
Other income	11,100	-
TOTAL OTHER INCOME (EXPENSE) , NET	670,520	(296,182
Loss from continuing operations before benefit from income taxes	(21,308,757)	(1,536,522)
Benefit from income taxes	3,868,222	554,479
LOSS FROM CONTINUING OPERATIONS	(17,440,535)	(982,043)
LOSS FROM DISCONTINUED OPERATIONS	(233,613)	(76,158)
NET LOSS	(17,674,148	(1,058,201)
Foreign currency translation adjustment	(92,101)	(1,595)
COMPREHENSIVE LOSS	$(17,766,249)	$(1,059,796)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Continuing operations	$(0.46)	$(0.05)
Discontinued operations	-	-
Net loss per common share	$(0.46)	$(0.05)
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	38,322,993	21,824,829

The accompanying notes are an integral part of these consolidated financial statements.

WASTE2ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Year Ended March 31, 2009 and the Period From April 10, 2007 (Date of Inception) to March 31, 2009

				Accumulated
			Additional	Other		Total
	Common Stock		Paid in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Income	Deficit	Equity

Balance April 10, 2007 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock to founding stockholders on June 22, 2007 at $0.01 per share	21,110,000	21,110	189,990	-	-	211,100

Issuance of common stock in connection with private placement, net of offering costs of $950,160, at $0.50 per share	11,867,020	11,867	4,971,463	-	-	4,983,330

Consulting expense recorded in connection with warrants issued	-	-	332,726	-	-	332,726

Foreign currency translation adjustment	-	-	-	(1,595)	-	(1,595)

Net loss	-	-	-	-	(1,058,201)	(1,058,201)

Balance March 31, 2008	32,977,020	32,977	5,494,179	(1,595)	(1,058,201)	4,467,360

Issuance of common stock in connection with private placement, net of offering costs of $10,146, at $0.50 per share	135,020	135	56,229	-	-	56,364

Issuance of common stock in connection with acquisition of EnerWaste Europe, Ltd.	6,000,000	6,000	2,994,000	-	-	3,000,000

Issuance of common stock in connection with consulting agreements	752,560	753	372,997	-	-	373,750

Issuance of common stock in connection with notes payable	250,000	250	62,250	-	-	62,500

Issuance of common stock in connection with satisfaction of note payable	200,000	200	99,800	-	-	100,000

Issuance of common stock in connection with modifications of notes payable	175,000	175	78,575	-	-	78,750

Issuance of common stock in connection with December 2008 private placement Fees	662,500	663	293,746	-	-	294,409

Warrants issued in connection with notes payable	-	-	84,420	-	-	84,420

Warrants issued in connection with consulting expense	-	-	997,038	-	-	997,038

Warrants issued in connection with compensation expense	-	-	1,301,720	-	-	1,301,720

Forgiveness of promissory note payable, related party	-	-	642,732	-	-	642,732

Foreign currency translation adjustment			-	(90,506)	-	(90,506)

Net loss			-	-	(17,674,148)	(17,674,148)
					.
Balance March 31, 2009	41,152,100	$41,153	$12,477,686	$(92,101)	$(18,732,349)	$(6,305,611)

The accompanying notes are an integral part of these consolidated financial statements.

WASTE2ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended March 31, 2009	From April 10, 2007 (Date of Inception) to March 31, 2008
Operating activities:
Loss from continuing operations	$(17,440,535)	$(982,043)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Loss on cancellation of contract	835,079	-
Provision for loss on contract in progress	116,722	-
Impairment of technology	10,538,029	-
Impairment of goodwill	496,594	-
Foreign currency exchange losses	586,156	-
Loss on equity method investment in EnerWaste Europe, Ltd	506,757	258,041
Gain on net liabilities included in bankruptcy of EnerWaste Europe, Ltd	(2,986,840)	-
Depreciation	12,435	-
Amortization of intangibles	487,799	-
Amortization of discount on notes payable	186,934	-
Amortization of deferred financing costs	259,337	-
Loss on deemed extinguishment of debt	50,918	-
Warrants issued for consulting services	1,698,580	332,726
Warrants issued for compensation	2,713,048	-
Common stock issued for consulting services	373,750	-
Deferred taxes	(3,876,530)	(554,479)
Accrued and unpaid interest expense	391,030	-
Changes in assets and liabilities:
Due from escrow agent	373,582	(373,582)
Contracts Receivable	(53,250)	-
Cost and estimated earnings in excess of billings on uncompleted contracts	640,765	-
Other assets	(33,916)	(28,231)
Accounts payable	1,607,192	-
Accrued Expenses	1,590,097	137,680
Deferred revenue	41,250	-
VAT payable	87,311	-
Due to related parties	192,374	169,988
Other current liabilities	(336,500)	-
Net cash used in operating activities	(941,832)	(1,039,900)
Investing activities:
Cash paid for acquisition - EnerWaste International Corp.	-	(2,750,000)
Cash acquired in acquisition	718	135,776
Net cash provided by (used in) investing activities	718	(2,614,224)

The accompanying notes are an integral part of these consolidated financial statements.

WASTE2ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED CASH FLOWS (CONTINUED)

	For the Year Ended March 31, 2009	From April 10, 2007 (Date of Inception) to March 31, 2008
Financing activities:
Proceeds from notes payable, net of financing costs	889,320	-
Principal payments on note payable	(114,492)	(676,610)
Issuance of common stock to founders	-	211,100
Issuance of common stock in private placement	56,364	4,983,330
Net cash provided by financing activities	831,192	4,517,820
Discontinued operations:
Operating cash flows	(169,606)	(102,758)
Financing cash flows	-	(35,518)
Net cash used from discontinued operations	(169,606)	(138,276)
Effect of foreign currency translation on cash	(416,767)	(1,765)
Net (decrease) increase in cash	(696,295)	723,655
Cash – beginning	723,655	-
CASH – ENDING	$27,360	$723,655

The accompanying notes are an integral part of these consolidated financial statements.

WASTE2ENERGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

NOTE 1.	THE COMPANY

Organization

Waste2Energy, Inc. (“W2E”) was incorporated in the State of Delaware on April 10, 2007.  The Company is headquartered in South Carolina , with a commercial office in London under its wholly-owned subsidiary Waste2Energy International, Ltd. (“W2EL”).  W2EL was incorporated in England on March 5, 2007 under the name LM Global Limited.  The name was changed to Waste2Energy International, Ltd. effective October 18, 2007.

On July 10, 2007, W2E entered into a purchase agreement with EnerWaste International Corp. (“EWI”) to acquire 95% of the issued and outstanding common stock of EWI. On the effective date of the acquisition (November 7, 2007), the Company discontinued the operations of EWI (see Note 5).  EWI owns a 50% interest in EnerWaste Europe Ltd. (“EWE”) and W2E purchased the remaining 50% interest on June 25, 2008, through a newly formed, wholly-owned subsidiary, EnerWaste, Inc. (“EW”), which was incorporated in the State of Delaware on April 11, 2008. EWE is located in Iceland.  In October 2008, due to the economic crisis that occurred in Iceland, in particular the banking sector, EWE ceased operations in Iceland.  Further, in February 2009, (and as more fully described in Note 6) a a creditor of EWE commenced bankruptcy proceedings against EWE and EWE was declared bankrupt and an Administrator was appointed for the estate of EWE .

W2E formed a wholly-owned subsidiary, Waste2Energy Group Holdings PLC (“W2E Group Holdings”), which was incorporated in the Isle of Man on April 17, 2009. W2E Group Holdings has three wholly-owned subsidiaries: (i) Waste2Energy Technologies International Limited (“W2E Technologies”), which was incorporated in the Isle of Man on February 13, 2009, and is intended to be an intellectual property holding company; (ii) W2E (IOM) Limited, which was incorporated in the Isle of Man on October 27, 2008 and is the holder of a major contract for the Company; and (iii) Waste2Energy Engineering Limited, which was incorporated in Scotland on May 27, 2009.

In addition, W2E formed two wholly-owned subsidiaries, Waste2Energy Holdings and Waste2Energy Europe Limited, which were incorporated in England on July 2, 2008.

Nature of Business
The Company is a “cleantech” acquisition and technology company.  It targets waste-to-energy technologies that generate “green power” converting waste streams, traditionally destined for landfill, into clean, renewable energy.  The Company seeks small footprint, simple, cost-effective technologies that are scalable, modular, environmentally friendly and robust enough to operate in harsh and remote environments.  The Company is forging strategic alliances for specialized heat recovery steam generation, control housing panels and green power electricity production.

NOTE 2.	LIQUIDITY, FINANCIAL CONDITION AND MANAGEMENT'S PLANS

The Company incurred a net loss from continuing operations of $17,440,535 and used $941,832 of cash in continuing operations for the year ended March 31, 2009.  At March 31, 2009, the Company had a working capital deficit of $6.305.611 and a $18.732.349 accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities should the Company be unable to continue as a going concern.

As more fully described in Note 9, as of March 31, 2009, the Company received net proceeds of $5,039,694 (gross proceeds of $6,000,000 less offering costs of $960,306) in a private placement of 12,002,040 shares of common stock. On June 25, 2008, the Company acquired the remaining 50% of EWE in exchange for 6,000,000 shares of common stock and a note payable in the amount of $324,068 (see Note 6).

NOTE 2.	LIQUIDITY, FINANCIAL CONDITION AND MANAGEMENT'S PLANS (CONTINUED)

On May 6, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Waste2Energy Acquisition Co., a Delaware corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and W2E.   On May 28 2009, the Company, Subsidiary and W2E entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1.”).  Pursuant to Amendment  No. 1, the definition of Acquisition Shares was revised to mean 45,981,770 shares of W2E and Section 5.19(e) of the Merger Agreement was revised to note that the issued and outstanding share capital of W2E consists of 45,981,770  issued and outstanding shares.  (The Merger Agreement as amended by Amendment No. 1 is hereinafter referred to as the “Merger Agreement”). Pursuant to the Merger Agreement, on May 28, 2009 (the “Closing”), the Subsidiary merged with and into W2E resulting in W2E’s becoming a wholly-owned subsidiary of the Company (the “Merger”) and was accounted for as a reverse merger and recapitalization. Pursuant to the Merger Agreement, the Company issued 45,981,770 shares of common stock (the “Common Stock”) of the Company (the “Acquisition Shares”) to the shareholders of W2E, representing approximately 96% of the issued and outstanding Common Stock following the closing of the Merger and the sale of  Units (as defined below) concurrently with the Closing, and warrants to purchase 18,760,000 shares of Common Stock (the “Acquisition Warrants”) to the warrant holders of W2E at exercise prices ranging from $.10 to $.75. Pursuant to the Merger Agreement, the outstanding shares of common stock and warrants to purchase shares of common stock of W2E were cancelled.  Subsequent to the closing of the Merger, the Company will continue W2E’s operations. In July 2009, the name was officially changed to Waste2Energy Holdings, Inc.  Simultaneous with the Merger, the Company also initiated a private placement offering (the “Offering”) of up to 4,000,000 units of (“Units’) at $2.00 per unit, each Unit consisting of  (i) three shares of the Company’s common stock, par value $0.001 per share and (ii) a three year warrant to purchase three additional shares of common stock at an exercise price of $1.25 per share.  The Warrants may not be exercised to the extent such exercise would cause the holder of the Warrant, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of the Company’s then outstanding shares of Common Stock following such exercise.

On the Closing, the Company sold in a private placement 254,500 Units  to investors.  The Company raised gross proceeds of approximately $509,000 and issued Investors an aggregate of 763,500 shares of Common Stock and Warrants to purchase 763,500 shares of Common Stock.

This offering was terminated in September 2009 and, including the units sold in May 2009,  the Company has raised approximately $1,200,465 from the offering. In July and August 2009, the Company issued $2,500,000 of Debentures due 90 days from the date of issuance.  This debt bears interest at 10% and was used to refinance existing debt and to fund operating expenses.

Management believes the Company’s ability to continue operations is dependent on its ability to raise capital.  If the Company is unable to raise additional capital or encounters unforeseen circumstances, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its operations, suspending the pursuit of its business plan, and controlling overhead expenses.  The Company cannot provide any assurance that it will raise additional capital as necessary nor can it provide any assurance that new financing will be available to it on acceptable terms, if at all.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The audited consolidated financial statements include the accounts of W2E and its subsidiaries.  Additionally, the accounts of W2E include the accounts of EWI, and EWI’s investment in EWE, which was accounted for under the equity method during the period from November 7, 2007 through June 25, 2008. Further, as a result of the Company’s purchase of the remaining 50% in EWE, the Company used the consolidation method of accounting for its investment in EWE for the period from June 25, 2008, the effective date of the acquisition, to February 19, 2008, the date of bankruptcy (See Note 6). All significant intercompany balances and transactions have been eliminated in consolidation.

Through June 25, 2008, the Company had an investment in EWE over which it had the ability to influence but not control the operating and financial policies either through voting rights or financial and management participation. The Company used the equity method of accounting as prescribed under Accounting Principles Board Opinion (“APB”)

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

No. 18, “The Equity Method of Accounting for Investments in Common Stock,” to account for its investment in EWE. Accordingly, the Company recorded its investment in EWE as a separate component in the accompanying consolidated balance sheet at March 31, 2008 and recorded its proportionate share of loss as a component of results of operations. In accordance with APB No. 18, the difference between the cost of an investment and the amount of the underlying equity in net assets of an investee should be accounted for as if the investee were a consolidated subsidiary. A Company is also required to amortize, if appropriate, the difference between the investor cost and the underlying equity in net assets of the investee at the date of investment. Accordingly, the Company’s investment in EWE has been allocated to the underlying assets of EWE for presentation purposes as of March 31, 2008.

The investment in EWE amounted to $7,851,384 at March 31, 2008 and the proportionate share of loss amounted to $258,041 for the period from April 10, 2007 (Inception) to March 31, 2008 and $506,757 for the period from April 1, 2008 to June 25, 2008. Included in the losses is $210,202 for the period from April 10, 2007 (Inception) to March 31, 2008 and $126,121 for the period from April 1, 2008 to June 25, 2008 related to its proportionate share of the amortization of intangibles acquired in connection with the acquisition of EWI (see Note 5). Loss on discontinued operations of EWI, included in the statement of operations for the year ended March 31, 2009 and for the period from April 10, 2007 (Inception) to March 31, 2008, amounted to $233,613 and $76,158.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reported period.  The Company evaluates all of its estimates on an on-going basis. Significant estimates and assumptions include the valuation of acquired assets including the establishment of a deferred tax liability, the useful lives of acquired intangible assets and the valuation of equity instruments.  In addition, the Company’s business involves making significant estimates and assumptions in the normal course of business relating to its contracts and the long-term duration of a contract cycle. The most significant estimates with regard to its contracts relate to the estimating of total forecasted construction contract revenues, costs and profits in accordance with accounting for long-term contracts, as well as estimating the allowance for doubtful accounts with respect to contracts receivable.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect on the financial statements of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, actual results could differ in the near term from these estimates, and such differences could be material.

Revenue Recognition

Revenue generated from the sale of equipment is recorded when the products are shipped, which is generally FOB shipping point.

Revenue generated from installation services is generally recognized as the services are performed.

In general, the Company will record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable, and collectibility is reasonably assured. For multiple element arrangements, where Vendor Specific Objective Evidence (“VSOE”) of fair value is available for all elements, the contract value is allocated to each element proportionately based upon relative VSOE fair value and revenue is recognized separately for each element. Where VSOE of fair value is available for undelivered elements, the residual method is used to value the delivered elements. Where VSOE of fair value is not available for undelivered elements, all revenue for the arrangement is deferred until the earlier of the point at which VSOE does exist or all elements of the arrangement have been delivered.

From time to time, we enter into contracts that are accounted for using the percentage of completion method, as prescribed by Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Revenue recognized on contracts in process are based upon estimated contract revenue and related total cost of the project at completion. The extent of progress toward completion is generally measured based on the ratio of actual cost incurred to total estimated cost at completion. Revisions to cost estimates as contracts progresshave the effect of increasing or decreasing profits each period. Provisions for anticipated losses are made in the period in which they become determinable.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company requires all of its sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract, purchase order or order confirmation approved by the customer.

Contracts Receivable

Contracts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers was to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has made reasonable collections efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The Company believes all contracts receivable are collectible at March 31, 2009 .

Value Added Tax

Certain of our foreign subsidiaries are subject to Value Added Tax, or VAT, which is usually applied to goods and services purchased in the respective countries. In accordance with Emerging Issues Task Force No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement” (“EITF 06-3”), we account for VAT imposed on our goods and services on a net basis in the consolidated statements of operations. We are required to remit the VAT we collect to the tax authorities, but may deduct the VAT we have paid on eligible purchases. The VAT returns are filed offsetting the payables against the receivables. At March 31, 2009 and March 31, 2008, the net VAT payable amounted to $8,354 and $0, respectively .

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to credit risk include cash. At times, our cash may be in uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. At March 31, 2009 , the Company did not have any cash with any financial institutions that exceeded the FDIC insurance limits.  Other than its accounts in Iceland, the Company places its cash with various financial institutions and has not experienced any losses on these accounts (see Note 6).

As of March 31, 2009 , one contract made up substantially all the Company’s contracts receivable and cost and estimated earnings in excess of billings on uncompleted contracts.  As of March 31, 2008, the Company did not have any contracts receivable or cost in excess of billings on uncompleted contracts. Further, as of March 31, 2008, and included in the Company’s investment in EWE, one contract made up all of EWE’s contracts receivable and cost and estimated earnings in excess of billings on uncompleted contracts.

For the year March 31, 2009, substantially all the Company's revenues were derived from one contract.  For the period from April 10, 2007 (inception) to March 31, 2008, the Company did not have any revenues.   Further, for the period from April 10, 2007 (inception) to March 31, 2008, and included in the Company’s loss on investment of EWE, substantially all of EWE’s revenue was derived from one contract.

Property and Equipment
Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:
Building and improvements	33 years
Equipment	3-5 years

Goodwill and Intangible Assets

The Company accounts for goodwill and intangible assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in the Company’s EWE business combination which occurred on June 25, 2008. SFAS 142 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value.

Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions or the occurrence of one or more confirming events in future periods could cause the actual  results or outcomes to materially differ from such estimates and could also affect the determination of fair value and/or goodwill impairment at future reporting dates.

The Company's policy is to amortize intangible assets including technology using a straight-line method over their estimated useful life, generally fifteen years.

In accordance with SFAS No. 144, “Long-Lived Assets” (“SFAS 144”), the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value (see Note 7).

Deferred Financing Costs

Costs relating to the debt portion of the private placement offerings and notes are capitalized and amortized over the term of the related debt using the straight-line method which approximates the interest method.   When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations.  During the year ended March 31, 2009 the Company incurred $353,637 in financing costs, which represent professional fees, in connection with its private placement offering in December 2008.  In addition, during the year ended March 31, 2009 the Company incurred $13,000 in placement fees in connection with the issuance of notes. Accumulated amortization at March 31, 2009 was $259,337. Amortization of deferred financing costs charged to operations was $259,337 for the year ended March 31, 2009.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Debt Extinguishment Accounting

The Company accounted for amendments to certain debt instruments to extended maturity dates, in accordance with the guidelines enumerated in EITF Issue No. 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.” EITF 96-19 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt. EITF 96-19 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modification.

The Company evaluated its issuance of the note extensions to determine whether the modification for the change in the maturity date resulted in the issuance of a substantially different debt instrument. The Company determined after giving effect to the changes in the extended due dates and the consideration paid to the debt holders, that the Company had issued substantially different debt instruments, which resulted in a constructive extinguishment of the original debt instrument. Accordingly, the Company recorded a loss on the extinguishment of debt in the amount of $50,918 which represented the value of additional equity instruments given to debt holders to extend the maturity.  The debt instrument charge is included in the accompanying statement of operations for the year ended March 31, 2009.

Common Stock Purchase Warrants and Derivative Financial Instruments

The Company accounts for the issuance of common stock purchase warrants and other free standing derivative financial instruments in accordance with the provisions of Emerging Issues Task Force (“EITF”) 00-19,“Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s free standing derivatives consist of warrants to purchase common stock issued in connection with its private placement and notes payable and fully vested warrants issued to non-employees for services.  The Company evaluated these free standing derivatives to assess their proper classification in the consolidated balance sheets as of March 31, 2009 and 2008 using the applicable classification criteria enumerated in EITF 00-19. The Company determined that the common stock purchase warrants and fully vested warrants issued to non-employees do not feature any characteristics permitting net cash settlement by the holders. Accordingly, these instruments have been classified in stockholders’ equity in the accompanying consolidated balance sheets as of March 31, 2009 and 2008.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with SFAS No. 123(R), “Share-Based Payments” (“SFAS 123R”). This statement is a revision of SFAS 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123R addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Non-Employee Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123R and EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services” (“EITF 96-18”), which requires that such equity instruments are recorded at their fair value on the measurement date.  The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.  Non-employee stock-based compensation charges are being amortized over their respective contractual vesting periods.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS 109 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Furthermore, SFAS 109 provides that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment.

Effective April 10, 2007 (date of inception), the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company reflects any interest and penalties recorded in connection with its uncertain tax positions as a component of income tax expense.  As of March 31, 2009 and March 31, 2008, the Company does not have a liability for unrecognized tax benefits.

The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. In addition, the Company operates in different countries such as the Isle of Man, United Kingdom and Iceland and is subject to taxation in these jurisdictions.

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings Per Share.” Under SFAS No. 128, basic net loss per share is computed by dividing net loss per share available to common stockholders by the weighted average number of shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic loss per share for the year ended March 31, 2009 and for the period from April 10, 2007 (Inception) to March 31, 2008 excludes potentially dilutive securities because their inclusion would be anti-dilutive. Warrants to purchase 11,410,000 and 2,500,000 shares of common stock at March 31, 2009 and 2008, respectively, were excluded from the computation of basic and diluted net loss per share.

Minority Interest

The Company records minority interest on entities which are not 100% owned.  Accordingly, the Company allocates 5% of EWI’s net income (loss) to minority interest on the consolidated balance sheet.  As of March 31, 2009 and 2008, the allocable portion of the net loss in EWI exceeded its minority interest basis and therefore, no minority interest was recorded.

Registration Rights Agreements
The Company accounts for registration rights agreements in accordance with FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument, should be separately recognized and accounted for as a contingency in accordance with SFAS No. 5 “Accounting for Contingencies.”

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The fair value of financial instruments is the amount for which the instrument could be exchanged in a current transaction between willing parties. At March 31, 2009 , the carrying values of cash, other receivables and accrued expenses, and notes payable approximated their respective fair values because of the short duration of these instruments.  Additionally, it is management’s opinion that the Company is not exposed to significant interest rate or credit risks arising from these instruments.

Foreign Currency Translation and Remeasurement

The financial statements of our foreign operations are stated in foreign currencies, referred to as the functional currency. Under SFAS No. 52, “Foreign Currency Translation,” functional currency assets and liabilities are translated into the reporting currency, US Dollars, using period end rates of exchange and the related translation adjustments are recorded as a separate component of accumulated other comprehensive income. Functional statements of operations amounts expressed in functional currencies are translated using average exchange rates for the respective periods. Remeasurement adjustments and gains or losses resulting from foreign currency transactions are recorded as foreign exchange gains or losses in the consolidated statement of operations.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. In February 2008, the FASB released FASB Staff Position (FSP FAS 157-2 – Effective Date of FASB Statement No. 157) which delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. The adoption of SFAS No. 157 during the interim period ended June 30, 2008, with respect to the Company’s financial assets and liabilities did not have a material impact on the Company’s consolidated financial statements. The Company is currently assessing the potential impact that adoption of this statement would have on its non-financial assets and non-financial liabilities, if any.

On October 10, 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The guidance in FSP 157-3 was effective immediately including prior periods for which financial statements had not been issued. The implementation of this standard did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In April 2009, the FASB issued Staff Position (“FSP”) No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS 157-4”). FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. FSP FAS 157-4 also includes guidance on how to identify circumstances that indicate that a transaction is not orderly and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation techniques used, the objective of a fair value measurement remains the same. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009.  This Statement is not expected to have an impact on the Company’s consolidated financial position and results of operations.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). The guidance in SFAS 159 “allows” reporting entities to “choose” to measure many financial instruments and certain other items at fair value.  The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS 133, as amended. The provisions of SFAS 159 are applicable to all reporting entities and are effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007.  The adoption of SFAS 159 did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). SFAS 141R retains the fundamental requirements in SFAS 141 that the purchase method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R retains guidance of SFAS 141 for identifying and recognizing intangible assets separately from goodwill. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date with limited exceptions specified in the Statement. SFAS 141R also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years and interim periods within those fiscal years beginning on or after December 15, 2008. Earlier adoption is prohibited. SFAS 160 shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied. The adoption of SFAS 160 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows. The adoption of this statement would impact the presentation of the non-controlling interest with respect to EWI.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 gives financial statement users better information about the reporting entity’s hedges by requiring qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS 161 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events.”  This Statement sets forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This Statement is effective for interim and annual periods ending after June 15, 2009. This Statement is not expected to have an impact the Company’s consolidated financial position and results of operations.

In June 2009, the FASB issued SFAS 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140” (SFAS 166). SFAS 166 eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets. SFAS 166 will be effective first annual reporting period beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2009 the FASB issued SFAS 167, “Amendments to FASB Interpretation No. 46(R)” (SFAS 167). SFAS 167 eliminates Interpretation 46(R)’s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)’s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. SFAS 167 will be effective first annual reporting period beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  The Company is in the process of evaluating the impact of this pronouncement on its consolidated financial position and results of operations.

In July 2009, the FASB issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS. 168"). Statement No. 168 supersedes Statement No. 162 issued in May 2008. Statement No. 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.   This Statement is effective for interim and annual periods ending after September 15, 2009. The adoption of Statement No. 168 is not expected to materially impact the Company’s consolidated financial position or results of operations.

In November 2008, the FASB ratified Emerging Issue Task Force Issue 08-6, “Equity Method Investment Accounting Considerations.” EITF 08-6 addresses certain issues that arise from a company’s application of the equity method under Opinion 18 due to a change in accounting for business combinations and consolidated subsidiaries resulting from the issuance of Statement 141(R) and Statement 160.  EITF 08-6 addresses issues regarding the initial carrying value of an equity method investment, tests of impairment performed by the investor over an investee’s underlying assets, changes in ownership resulting from the issuances of shares by an investee, and changes in an investment from the equity method to the cost method.  This Issue is effective and will be applied on a prospective basis in fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years, consistent with the effective dates of Statement 141(R) and Statement 160. The adoption of EITF 08-6 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” This FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in paragraphs 60 and 61 of SFAS No. 128. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The adoption of FSP EITF 03-6-1 is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In June 2008, the FASB issued EITF Issue No. 07-5, “Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock” (“EITF 07-5”). EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument, or embedded feature, is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuations. EITF 07-5 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years.  The Company is currently assessing the impact of EITF 07-5 related to its issued warrants on its consolidated financial position and results of operations.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

NOTE 4.	CONTRACT IN PROGRESS

The following is a summary of the contract in progress at March 31, 2009:

Cost incurred on uncompleted contract	$3,466,907
Estimated loss on contract	(328,706)
3,138,301
Less: billings to date	(3.020,078)
$118,123

Included in the following balance sheet captions:

Unbilled amounts due on uncompleted contract	$118,123

Estimated future losses on contract in progress and included in accrued expenses in the accompanying consolidated balance sheet, amounted to $116,722 during the year ended March 31, 2009.  The one contract in progress has incurred cost overruns and other costs that the customer asserts should be part of the contract.  The Company and its customer intend to negotiate the settlement of these costs upon final completion of the contract.  Management cannot at this time estimate the ultimate outcome of the additional chargebacks by the customer or additional billings to be charged to the customer at March 31, 2009 (See Note 13).

NOTE 5.	ACQUISITION OF SUBSIDIARY AND DISCONTINUED OPERATIONS

On July 10, 2007, the Company entered into a stock purchase agreement (the “Agreement”) pursuant to which the Company agreed to acquire 95 shares of common stock of EWI for an aggregate purchase price of $5,000,000, representing 95% of the issued and outstanding shares of common stock of EWI.

EWI is incorporated in the state of Washington and manufactured a proprietary system that converted almost any type of waste, including municipal, hazardous, industrial, and commercial waste into energy and inert disposable and/or useable ash amounting to approximately 5% of the original mass with minimal environmental impact.

Effective November 7, 2007, the Company entered into an amendment to the stock purchase agreement at which time the Company consummated the acquisition of EWI. Pursuant to the terms of the amendment, the $5,000,000 purchase price consideration includes (i) $2,750,000 paid in cash and (ii) $2,250,000 paid in the form of a promissory note (see Note 8).   Further, the amendment was further changed in April 2009, See Note 8 for further discussions.

In the event of a liquidity event, as defined in the stock purchase agreement, the Company would have the option, for a period of 90 days, to purchase the remaining 5% of the common stock of EWI from the former owner (“owner”) for a consideration of 500,000 shares of the Company’s common stock.  At the option of owner, after the closing date (November 7, 2007) and concurrent with the final payment of the promissory note, owner has the right to sell his remaining 5% of common stock to the Company for consideration of 500,000 shares of the Company’s common stock.

NOTE 5.	ACQUISITION OF SUBSIDIARY AND DISCONTINUED OPERATIONS (CONTINUED)

The aggregate purchase price as of November 7, 2007 is as follows:

Consideration paid:
Cash Paid	$2,750,000
Promissory Note	2,250,000
Total Consideration	5,000,000
Assumption of Liabilities in Excess of Assets	158,192
Deferred Tax Liability	2,951,223
Total Amount to be Allocated	$8,109,415

The value of the excess of the purchase price of net liabilities assumed over their carrying value as of November 7, 2007 of $8,109,425 has been allocated entirely to EWI’s 50% investment in EWE.  All other assets and liabilities acquired are stated at their fair values, which approximates their recorded historical cost. Deferred income taxes have been provided for the difference between the income tax basis of the assets and the fair value allocated pursuant to SFAS No. 141. The Company will have no income tax deduction for the amortization provided on the difference between the amount allocated to the intangible asset and its carryover basis from EWE.

In accordance with APB No. 18, the difference between the cost of an investment and the amount of the underlying equity in net assets of an investee should be accounted for as if the investee were a consolidated subsidiary. A Company is also required to amortize, if appropriate, the difference between the investor cost and the underlying equity in net assets of the investee at the date of investment. A valuation was performed in order to determine the fair value of EWE prior to the accounting for the deferred tax liability under APB No. 18. Accordingly, the Company’s investment in EWE was allocated to the assets of EWE as follows:

Investment in EnerWaste Europe, Ltd.	$8,109,425
Allocated to:
Property, Plant and Equipment	208,661
Goodwill	333,500
Technology	7,567,264
$8,109,425

NOTE 5.	ACQUISITION OF SUBSIDIARY AND DISCONTINUED OPERATIONS (CONTINUED)

The Company is amortizing the acquired intangibles on a straight-line basis over their respective useful lives. The useful life of the technology is 15 years. A corresponding related deferred tax liability was recorded with the acquisition of the intangibles. This liability is being reduced in conjunction with the amortization of intangibles.  As more fully described in Note 6, the Company purchased the remaining 50% interest in EWE on June 25, 2008 and on that date began to consolidate the operations of EWE.

The acquisition of EWI was accounted for using the purchase method of accounting. Accordingly, the consolidated statements of operations include the results of operations of EWI from November 7, 2007, the effective date of the acquisition.

Effective on the date of acquisition, the Company decided to discontinue the operational segment of EWI and ceased all operations of EWI. The Company has utilized outsourced manufacturing and services to complete any contracts secured prior to the date of acquisition.  In addition, the Company has discontinued all of EWI’s product lines and terminated all vendor relationships. Accordingly, the results of activities for EWI are classified as discontinued operations in the accompanying consolidated financial statements.

A summary of EWI’s assets and liabilities from discontinued operations as of March 31, 2009 and 2008, and its results of discontinued operations for the year ended March 31, 2009 and for the period from November 7, 2007 (date of acquisition) to March 31, 2008 are as follows:

	For the year ended	For the period from November 7, 2007 (inception) to
	March 31, 2009	March 31, 2008
Assets from discontinued operations
Cash	$1,413	$54,795
Other receivables	-	14,244
Prepaid expenses and other current assets	-	32,823
Current assets from discontinued operations	1,413	101,862

Liabilities from discontinued operations
Accounts payable and accrued expenses	170,719	67,784
Income taxes payable	126,552	87,319
Customer deposits	-	178,610
Current liabilities from discontinued operations	$297,271	$333,713

	March 31, 2009	March 31, 2008
Results of discontinued operations
Net revenue	$518,002	$149,744
Cost of revenue	(516,285)	(72,120)
Operating expenses	(197,455)	(152,544)
Interest income (expense), net	374	(1,238)
Other income	984	-
Provision for income taxes	(39,233)	-
Loss from discontinued operations	$(233,613)	$(76,158)

NOTE 6.	INVESTMENT IN ENERWASTE EUROPE, LTD

Acquisition of Remaining Interest in Enerwaste Europe, Ltd

On June 16, 2008, the Company entered into a stock purchase agreement between W2E, EWE and Iceland Environmental, Inc. (“IE”) to purchase the remaining 50% of EWE in exchange for 6,000,000 shares of the Company’s common stock for an aggregate purchase price of $3,000,000 (fair value of $0.50 per share).

As part of the stock purchase agreement, the Company entered into an service and employment agreement with IE and Finni Einarsson (“Einarsson”), 100% owner of IE, whereby Einarsson became EWE’s Chief Executive Officer and assumed the duties as the Company’s Chief Technology Officer. The service and employment agreement is retroactive to February 1, 2008 provided that it would continue until either the second round of financing of $8,000,000 was completed, and/or EWE becomes cash flow positive, which is defined in the agreement as three consecutive months of positive cash flows (the “Milestones”).  Einarsson is to receive $15,000 per month as compensation. When one of the Milestones is achieved, Einarsson will become an employee with a salary of $18,750 per month and a term of three years effective from June 16, 2008.  In the event EWE achieves certain projected net profits, Einarsson will also receive a minimum $100,000 bonus.

Also, in connection with the service and employment agreement, Einarsson was issued warrants to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.75 per share. The warrants are exercisable upon issuance, expire on February 1, 2013 and have the option of a cashless exercise.  The fair value of the warrants issued to Einarsson, amounting to $109,635, was determined using the Black Scholes option pricing model at $0.22 per warrant utilizing the following assumptions: expected volatility of 94.21%, risk free interest rate of 3.02%, expected term of two years and a market price of $0.50.  The Company recorded $109,635 in compensation expense during the year ended March 31, 2009 with respect to this award.

In connection with the service and employment agreement, IE received warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.75 per share. The warrants expire on February 1, 2011 and have the option of a cashless exercise. These warrants vest evenly over three years. The fair value of the warrants issued to IE, amounting to $149,896, was determined using the Black Scholes option pricing model at $0.15 per warrant utilizing the following assumptions: expected volatility of 95.54%, risk free interest rate of 2.68%, expected term of one year and a market price of $0.50.  The value of the warrants is being charged to compensation expense over the vesting period. The Company recorded compensation expense in the amount of $45,207 for the year ended March 31, 2009 with respect to this award.

Also as part of the stock purchase agreement, EWE entered into a promissory note in the amount of $642,732 with various parties related to IE, dated June 18, 2008, bearing no interest, with principal to be paid in full upon reaching one of the Milestones, but no later than December 31, 2008.  The promissory note was issued and included $318,664 of advances and expenditures previously recorded on EWE as balances due IE. The remainder of $324,068 was allocated to the purchase price and represents additional consideration towards the purchase of EWE.  On March 14, 2009, IE forgave the $642,732 promissory note due to them and W2E was released from its guaranty of the note and accordingly it has been recorded as an increase in additional paid in capital in the accompanying consolidated statement of stockholders' equity (See Note 9).

NOTE 6.	INVESTMENT IN ENERWASTE EUROPE, LTD (CONTINUED)

The allocation of the purchase price was as follows:

Consideration paid:
Promissory Note	$324,068
Common Stock	3,000,000
Total consideration	3,324,068
Assumption of Liabilities in Excess of Assets	1,798,895
Deferred Tax Liability	2,928,714
Total Amount to be Allocated	$8,051,677
Allocated to:
Building and Equipment	$208,662
Goodwill	333,500
Technology	7,509,515
$8,051,677

The Company is amortizing the acquired Technology on a straight-line basis over their respective useful lives. The useful life of the technology is 15 years. Deferred income taxes have been provided for the difference between the income tax basis of the assets and the fair value allocated pursuant to SFAS No. 141. The Company will have no income tax deduction for the amortization provided on the difference between the amount allocated to the intangible asset and its carryover basis from EWE.

The acquisition, which was effective on June 25, 2008, was accounted for using the purchase method of accounting in accordance with SFAS 141. Accordingly, the net assets were recorded at their estimated fair values, and operating results were included in the consolidated financial statements from June 25, 2008, the effective date of acquisition.

The following unaudited consolidated pro forma information gives effect to the acquisition of EWE as if this transaction had occurred at the beginning of each period presented. The following unaudited pro forma information is presented for illustration purposes only and is not necessarily indicative of the results that would have been attained had the acquisition of this business been completed at the beginning of each period presented, nor are they indicative of results that may occur in any future periods.

	For the Year ended March 31, 2009	From April 10, 2007 (Date of Inception) to March 31, 2008
	(unaudited)	(unaudited)
Revenues	$4,971,990	$1,653,603
Loss from Operations	(22,152,155)	(2,551,339)
Net Loss from Continuing Operations	(17,917,539)	(2,035,001)
Basic and Diluted Loss from Continuing Operations per Share	$(0.48)	$(0.07)
Weighted Average Shares Outstanding - Basic and Diluted	37,568,083	27,824,829

NOTE 6.	INVESTMENT IN ENERWASTE EUROPE, LTD (CONTINUED)

Bankruptcy of Enerwaste Europe, Ltd on February 19, 2009

The Company’s subsidiary, EWE, had significant operations in Iceland and historically paid a large proportion of its fixed costs in Icelandic Krona (ISK), while its sales are generally denominated in Euros and its reporting currency is the U.S. dollar. Beginning in the third quarter of 2008 and particularly in the first weeks of the fourth quarter, the effects of the global credit and financial crisis had a significant adverse effect on the Icelandic economy. In mid-October 2008, the Icelandic parliament passed emergency legislation to minimize the impact of the financial crisis, resulting in the government takeover of the three largest Icelandic banks, including Glitnir Bank (“Glitnir”), with whom EWE had bank accounts, lines of credit and a loan payable. The financial crisis has had serious consequences for the Icelandic economy; the national currency has fallen sharply in value, foreign currency transactions were virtually suspended for weeks, and the market capitalization of the Icelandic stock exchange dropped significantly.

The turmoil in the Icelandic financial sector and economy as a whole had a significant impact on the Company and a material adverse impact on the day to day operations of EWE.  In October 2008, the Company was made aware that Glitnir Bank ("Glitnir") was placed into receivership due to serious financial difficulties and that transfers of funds between the United Kingdom and Iceland were subject to significant delays and uncertainties. As a result of the significant delays caused by Glitnir, EWE’s Dargavel contract with Ascot Environmental Ltd ("Ascot") was seriously jeopardized, since EWE could not satisfy the terms of its sub-contractual agreements with third parties. As a result of Glitnir’s inability to transfer funds into and out of Iceland, EWE was unable to continue work on the Dargavel contract and EWE was unable to pay its manufacturing and site workers, sub-contractors or material suppliers and was accumulating significant penalties for non-performance and delays on the contract.

Due to the above events, Ascot terminated EWE’s Dargavel contract on November 10, 2008 and cancelled their letter of credit securing a line of credit for EWE.  In addition, because the contract was canceled and EWE was unable to fulfill its duties under the contract, EWE was unable to bill Ascot for costs they expended on the contract in excess of billings.  The resulting loss on the cancellation of the contract for the year ended March 31, 2009, totaled $835,079.

On November 10, 2008, a new contract was entered into between Ascot and IOM to complete the project. As a result of the loss of this major contract, on February 19, 2009, a creditor commenced bankruptcy proceedings against EWE and it was placed in involuntary receivership (bankruptcy) and was appointed an Administrator under the supervision of the local courts. EWE subsequently delivered all of its books and records, money, bank accounts, bonds and any other valuable assets to the Administrator. Further, under Icelandic law, a ruling of bankruptcy has the effect that a new legal entity emerges that is controlled by the Administrator.  Management does not believe that the Company will be materially impacted by the bankruptcy of EWE beyond the impact that has occurred to date.  Further, management does not intend to reorganize EWE and continue its operations upon completion of the bankruptcy proceedings.

In January 2009, the Company evaluated its investment in Technology held by EWE and found it to be impaired, as more fully described in Note 7.  As a result, an impairment charge in the amount of $10,538,029 was recorded and is included in the accompanying consolidated statement of operations for the year ended March 31, 2009.

Accordingly, as of February 19, 2009, the Company deconsolidated EWE and began using the equity method of accounting for the investment. As such, under the equity method of accounting, we recognize our proportionate share of losses in the Company’s investment in EWE.  During the period from February 19, 2009 through March 31, 2009, there were minimal and immaterial transactions in EWE.  As a result of the deconsolidation and bankruptcy of EWE on February 19, 2009, the Company recorded income for the excess of liabilities over assets relieved in the amount of $ 2,986,840 which is included in accompanying statement of operations.

NOTE 7.	GOODWILL AND TECHNOLOGY

Goodwill and Technology consisted of the following at March 31, 2009

	Gross Asset Value	Accumulated Amortization	Net Value
Asset subject to amortization:
Technology	$14,740,457	$586,319	$14,154,138
Foreign currency translation adjustment from June 25, 2008 to January 31, 2009	(3,714,629)	(98,520)	(3,616,109)
Technology, net, prior to impairment	$11,025,828	$487,799	10,538,029
Impairment			(10,538,029)
Technology, net			$-

Goodwill:
Goodwill March 31, 2008			$-
Acquisition			667,000
Foreign currency translation adjustment from June 25, 2008 to January 31, 2009			(170,406)
Impairment			(496,594)
Goodwill, net			$-

Amortization expense related to technology was $487,799 and $0, respectively, for the year ended March 31, 2009 and for the period from April 10, 2007 (Inception) to March 31, 2008.

In January 2009, the Company engaged a consultant to assist in the evaluation of the Dargavel project due to continued delays and concerns over the design and plans for the facility, as well as the progress and ability to complete the project in accordance with the contract.  The initial plans, designs, and knowhow that were the foundation of the project plan also served as the basis of the Technology assets we acquired with the purchase of Enerwaste Europe.  The conclusion reached was that the Company needed to completely change the project plans, technology and controls that would enable the company to deliver the project according to the contract specifications.  As a result, management made a determination that the value of the assets acquired were of no value and the Company’s IP platform would be built on a new set of plans, design specifications and technology that was developed starting in January through the expected conclusion of the project in late 2009.   As a result, an impairment charge in the amount of $10,538,029 was recorded and is included in the accompanying consolidated statement of operations.

Additionally, when the Company acquired EWE, Goodwill was assigned based on the value of the workforce.  At the time of the Iceland economic collapse and subsequent termination of the contract between EWE and the customer, and the signing of the new contract with another Company subsidiary, the majority of the workforce where the value was placed did not continue on with the Dargavel project or any other efforts supporting the continued development of the Technology and knowhow of the business.  As a result of the above, management determined that Goodwill was impaired and an impairment charge in the amount of $496,594 was recorded to write-off the value of the Goodwill.  This charge is included in the accompanying consolidated statement of operations.

NOTE 8.	NOTES PAYABLE

A summary of the notes payable as of March 31, 2009 and 2008 is as follows:

	March 31, 2009	March 31, 2008
Promissory Note	$1,508,898	$1,573,390
Promissory Note - Private Placement Offering (See Note 9)	500,000	-
Convertible Notes	100,000	-
Bridge Loans	200,000	-
Bridge Loans - Related Parties	25,000	-
Subtotal	2,333,898	1,573,390
Unamortized Discounts	(54,070)	-
Total Notes Payable, net of unamortized discounts	$2,279,828	$1,573,390

Promissory Note

On November 7, 2007, the Company issued a promissory note  in connection with the acquisition of EWI in the principal amount of $2,250,000. The promissory note bears interest at 8% per annum and was due to mature on May 8, 2008. The promissory note is secured by the Company’s 95% interest in EWI.  Commencing on November 16, 2007 and each second Friday thereafter until and including the maturity date, at which time the unpaid principal balance of the Note then outstanding and all accrued and unpaid interest thereon shall be payable in full, the Company shall pay 50% of the net proceeds received by the Company in a $6,000,000 stock purchase offering (the “Private Placement”) towards the principal and accrued interest balance of the promissory note.  There was a potential for the principal balance of the promissory note to be reduced by up to $375,000, based on a potential financial loss on the Dargavel project.  As of March 31, 2009 and 2008, there was no reduction in the promissory note based on the potential loss.

On April 29, 2008, the Company entered into a Third Addendum to the Stock Purchase Agreement (the “Third Amendment”). Pursuant to the terms of the Third Amendment, the note holder (i) agreed to reduce the amount to which he is entitled to receive from the escrow account in connection with the Private Placement from 50% to 15%; (ii) the maturity date of the promissory note was extended to December 31, 2008, (iii) the Company agreed to pay 25% of all cash it received in excess of $2,000,000 in any capital raise by the Company towards the balance of the promissory note and (iv) the Company agreed to remit 50% of all net proceeds received on the Dargavel contract towards the payment of the promissory note.

The Company did not make the final payment on the promissory note on December 31, 2008. Since the Company did not make the final payment and it is currently in litigation with the note holder, the  put option to sell his remaining 5% of common stock of EWI to the Company is still effective and is considered to be extended until the final payment is made or the matter is resolved.

As more fully described in Note 13, on April 21, 2009, the Company entered into a Release and Settlement Agreement with the note holder.

NOTE 8.	NOTES PAYABLE (CONTINUED)

At March 31, 2009 and 2008, the principal balances of the promissory note amounted to $1,508,898 and $1,573,390, respectively. The Company has accrued unpaid interest of $127,097 and $58,695, respectively, which is included in accrued expenses in the accompanying consolidated balance sheets as of March 31, 2009 and 2008. Interest expense amounted to $68,402 and $58,695 for year ended March 31, 2009 and for the period from April 10, 2007 (Inception) to March 31, 2008, respectively.

Bridge Loans

The Company issued an aggregate of $375,000 of notes payable to eight individuals, including two related parties, from September 2008 through December 2008, as discussed below.

During September 2008, the Company issued two notes payable in the aggregate amount of $50,000 (including a note issued to a shareholder of the Company for $25,000). The notes mature one year from the date of issuance. Additionally, the Company issued a $100,000 note payable in September 2008 which matured ninety days from the date of issuance.  The notes bear interest at 10% per annum and require the issuance of 300,000 shares of the Company’s common stock. The aggregate fair value of the 300,000 shares of the Company’s common stock was $150,000, or $0.50 per share.  The Company allocated a portion of the proceeds from the notes to the common stock based on the relative fair value of the notes and common stock.  The relative fair value of the common stock, which amounted to $75,000, was recorded as a discount to the notes. This amount is being accreted to interest expense over the contracted term of the notes.  At March 31, 2009, the Company had not issued 50,000 of the common shares required to be issued which has resulted in $12,500 of accrued expenses in the accompanying consolidated balance sheets as of March 31, 2009 (see Note 13).

Upon maturity, the note for $100,000 was satisfied through the issuance of 200,000 shares of the Company’s common stock.

During the year ended March 31, 2009, accretion of the discount amounted to $63,904, which was recorded as a component of interest expense in the accompanying consolidated statements of operations.  As of March 31, 2009, the carrying value of the notes was $38,904.  Contractual interest expense under these notes amounted to $5,377 which was recorded as a component of interest expense in the accompanying consolidated statements of operations.  Accrued interest payable in the amount of $2,747 is included in accrued expenses in the accompanying consolidated balance sheets as of March 31, 2009.

On October 22, 2008, the Company issued a note payable in the amount of $25,000 to the CEO of the Company.  The note matures one year from the date of grant and bears interest at a rate of 10% per annum. Interest expense amounted to $555 which was recorded as a component of interest expense in the accompanying consolidated statements of operations.  The note was paid in full on January 11, 2009.

NOTE 8.	NOTES PAYABLE (CONTINUED)

During October, November and December 2008 the Company issued notes payable in the aggregate amount of $200,000 and warrants granting the holders the right to purchase up to 460,000 shares of common stock at $0.50 per share exercisable for a period of three years. The aggregate fair value of the warrants issued, amounted to $150,617, which was determined using the Black-Scholes option pricing model at a range of $0.32 and $0.33 per warrant utilizing the following assumptions: expected volatility ranging from 105.15% to 110.91%, risk-free interest rate ranging from 1.80% to 1.41%, contractual term of three years and a market price of $0.50. The notes have a three month term and bear interest at a rate of 5% per annum. The warrants expire three years from the date of issuance and contain a provision allowing for a cashless exercise.

The Company estimated the fair value of the warrants using the Black-Scholes option pricing model.  Accordingly, the Company allocated a portion of the proceeds from the notes to the warrants.  The relative fair value of the warrants, which amounted to $84,420, was recorded as a discount to the notes.  This amount is being accreted to interest expense over the contracted term of the notes.

A note in the principal amount of $25,000 was paid in full at maturity in February 2009.

During the year ended March 31, 2009, accretion of the discount amounted to $84,420, which was recorded as a component of interest expense in the accompanying consolidated statements of operations.  As of March 31, 2009, the carrying value of the notes was $175,000.  Contractual interest expense under these notes amounted to $4,038 which was recorded as a component of interest expense in the accompanying consolidated statements of operations.  Accrued interest payable in the amount of $3,421 is included in accrued expenses in the accompanying consolidated balance sheets as of March 31, 2009.

The maturity dates on notes in the aggregate amount of $175,000 scheduled to mature in January and February 2009 were extended to April and May 2009.  In connection with the extension of the maturity dates, the Company issued 175,000 shares of common stock valued at $78,750.

Convertible Note

On March 17, 2009, the Company issued a convertible note in the amount of $100,000. The note bears interest at a rate of 10% per annum. Principal, plus all accrued and unpaid interest thereon, and are due on June 17, 2009. The note is automatically due and payable, including accrued interest thereon, upon the initial closing of an equity financing of the Company in the minimum amount of $2,000,000. The note is convertible at the option of the payee into shares of the Company’s common stock at a conversion price of $0.50 per share. In addition,   the Company agreed to and subsequently issued 150,000 shares of its common stock to the payee on April 1, 2009. The Company allocated a portion of the proceeds from the note to the common stock based on the relative fair value of the notes and common stock.  The relative fair value of the common stock, which amounted to $40,299, was recorded as a discount to the notes. This amount is being accreted to interest expense over the contracted term of the notes (See Note 13).

During the year ended March 31, 2009, accretion of the discount amounted to $6,133, which was recorded as a component of interest expense in the accompanying consolidated statements of operations.  As of March 31, 2009, the carrying value of the notes was $65,834.  Contractual interest expense under these notes amounted to $384 which was recorded as a component of interest expense in the accompanying consolidated statements of operations and is also included in accrued expenses in the accompanying consolidated balance sheet as of March 31, 2009.

NOTE 9.	STOCKHOLDER'S EQUITY

Private Placement Offering – August 2007

On August 15, 2007, the Company offered for sale, pursuant to a Private Placement Memorandum, up to 24 units of the Company’s securities (the “Units”), each Unit consisting of 500,000 shares of the Company’s common stock at $250,000 per Unit, for an aggregate offering price of $6,000,000.

In connection with the Private Placement, the Company agreed to pay the placement agent (i) placement fees equal to 10% of the gross proceeds of the Private Placement and 3% of the gross proceeds of the Private Placement as a non-accountable expense allowance, which amounted to $780,000; (ii) an investment banking fee unrelated to the Private Placement in the amount of $75,000; (iii) issue 1,500,000 shares of the Company’s common stock, with a value of $0.01 per share; and (iv) grant warrants to purchase an aggregate of 1,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share, valued at $400,273 utilizing the Black-Scholes option pricing model. The total fees incurred to the placement agent in connection with the Private Placement amounted to $1,270,273 and has been recorded in additional paid in capital.

The Company completed the Private Placement in June 2008 and sold 12,002,040 shares of its common stock for aggregate gross proceeds of $6,000,000 (net proceeds of $5,039,694). The Company incurred aggregate fees of $1,581,427 in connection with the Private Placement comprised of (i) $855,000 of cash paid to the placement agent; (ii) $90,307 of cash paid to other professionals, (iii) $15,000 for the value of the 1,500,000 shares of common stock issued to the placement agent; (iv) $400,273 for the value of the 1,000,000 warrants issued to the placement agent; and (iv) $220,847 for the value of warrants issued for legal services provided.

Registration Rights
In the event the Company files a registration statement with respect to any of its securities with the Securities and Exchange Commission (other than a registration statement on Form S-8 or S-4), the Company will, subject to the terms of a Piggyback Registration Rights Agreement entered into between the Company and each investor, register the maximum number of investor shares registrable pursuant to Rule 415 of the Act. The shares underlying the Units shall not be entitled to the aforesaid registration rights if those shares are then eligible to be sold pursuant to Rule 144 of the Securities Act.

Common Stock
Upon incorporation, the Company was authorized to issue up to 15,000,000 shares of common stock, par value $.001.  On August 7, 2007, the Company amended its Articles of Incorporation to increase the authorized shares of common stock to 100,000,000.

In June 2007, the Company issued an aggregate of 21,110,000 shares of the Company’s common stock to its founding stockholders at a price of $0.01 per share, for aggregate proceeds of $211,100.

During the period from September 2007 through June 2008, the Company issued an aggregate of 12,002,040 shares of common stock in connection with the Private Placement for gross proceeds of $6,000,000 (net proceeds of $5,039,694).

On June 25, 2008, the Company issued 6,000,000 shares of common stock in connection with the acquisition of the 50% interest in EWE, valued at $3,000,000, or $0.50 per share.

During June and August 2008, the Company issued an aggregate 702,500 shares of common stock in connection with consulting services rendered, valued at $351,250, or $0.50 per share. Accordingly, the Company recorded $351,250 of consulting expense during the year ended March 31, 2009.

On September 17, 2008, the Company issued 200,000 shares of common stock with a fair value of $100,000 and a relative fair value of $50,000 in connection with the issuance of bridge loans payable (see Note 8).

On December 17, 2008, the Company issued 200,000 shares of common stock, valued at $100,000, in connection with the satisfaction of a bridge loan payable.

NOTE 9.	STOCKHOLDER'S EQUITY (CONTINUED)

In January 2009, the Company issued 100,000 shares of common stock with a fair value of $45,000 and a relative fair value of $41,284, in connection with its December 2008 PPM.  The Company also issued 562,500 shares of its common stock as fees to the placement agent related to the PPM, valued at $253,126

On February 17, 2009, the Company issued 50,000 shares of common stock, with a value of $0.45 per share, in connection with the issuance of a bridge loan on September 4, 2008 (see Note 8).

On February 18, 2009, the Company issued 50,000 shares of common stock in connection with consulting services rendered, valued at $0.45 per share.

In February and March 2009, the Company issued 175,000 shares of common stock, in connection with the extension of the maturity of notes payable, valued at $78,750 (See Note 8).

Private Placement Offering – December 2008

In December 2008, the Company, in connection with a new Private Placement Memorandum (PPM), offered up to 15 Units at $50,000 per unit for an aggregate purchase price of $750,000. Each unit consists of a $50,000 promissory note and 10,000 shares of the Company’s common stock.  The terms of the promissory note require repayment of the principal on the earlier of (i) ninety (90) days from the date of the note, (ii) upon the closing of a subsequent financing or (ii) upon payment being received by the Company under certain conditions of the Dargavel contract it is in the process of fulfilling.  Each promissory note requires a $15,000 interest payment at maturity.  As a condition of the PPM, the closing on the sale of a minimum of $250,000 in units must be subscribed for before the offering can proceed in accordance with the terms of the PPM. The Company is required to pay the placement agent: (i) 10% of the purchase price of each unit sold; and (ii) 250,000 shares of the Company common stock upon the placement of the first $250,000 of units; an additional 312,500 shares upon the placement of the next $250,000; and (iii) an additional 312,500 shares upon the placement of the next $250,000.

In January 2009, in connection with its December 2008 PPM, the Company sold ten units and, accordingly, issued promissory notes totaling $500,000 and issued 100,000 shares of common stock.    The notes bear interest of $150,000. Principal, plus all accrued and unpaid interest thereon, and are due in April, 2009.  The relative fair value of the common stock, which amounted to $41,284, was recorded as a discount to the notes. This amount is being accreted to interest expense over the contracted term of the notes.   The Company also issued 562,500 shares of its common stock as fees to the placement agent related to the PPM, valued at $253,126.

During the year ended March 31, 2009, accretion of the discount amounted to $32,477, which was recorded as a component of interest expense in the accompanying consolidated statements of operations.  As of March 31, 2009, the carrying value of the notes was $491,193.  Contractual interest expense under these notes amounted to $118,000 which was recorded as a component of interest expense in the accompanying consolidated statements of operations and accrued expenses in the accompanying consolidated balance sheets as of March 31, 2009.

NOTE 9.	STOCKHOLDER'S EQUITY (CONTINUED)

Common Stock Purchase Warrants

Warrant activity for the period from April 10, 2007 (Inception) to March 31, 2009 is as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at April 10, 2007 (Inception)	-	$-
Granted	2,500,000	0.54
Exercised	-	-
Forfeited	-	-
Outstanding at March 31, 2008	2,500,000	$0.54
Granted	8,910,000	0.58
Exercised	-	-
Forfeited	-	-
Outstanding at March 31, 2009	11,410,000	$0.57

Weighted average fair value granted during the year ended March 31, 2009		$0.31

  The expected term of warrants granted to employees represents the average period the warrants are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by SAB 107 for “plain vanilla” options. The Company used this approach as it did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility for the Company’s stock options for the year ended March 31, 2009 was determined by examining the historical volatilities for industry peers and using an average of the historical volatilities of the Company’s industry peers as the Company did not have any trading history for the Company’s common stock. The Company will continue to analyze the historical stock price volatility and expected term assumption as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

Warrants Issued in Connection with Private Placement

  As discussed above, on July 7, 2007, in connection with the Private Placement, the Company issued its placement agent warrants to purchase 1,000,000 shares of its common stock at an exercise price of $0.50 per share. The warrants expire on March 1, 2013 and have the option of a cashless exercise based on the market price of the Company’s common stock at the exercise date. The fair value of the warrants issued, amounting to $400,273, was determined using the Black Scholes option pricing model at $0.40 per warrant utilizing the following assumptions: expected volatility of 100.77%, risk-free interest rate of 5.09%, contractual term of six years and a market price of $0.50.  The value of the warrants is considered to be a cost of raising capital in connection with the Private Placement and, accordingly, has been recorded in additional paid in capital in the accompanying consolidated balance sheet.

On July 10, 2007, the Company issued warrants to purchase 200,000 shares of the Company’s common stock to a legal firm for legal services previously provided at an exercise price of $0.10.  The warrants expire on July 10, 2012 and have the option of a cashless exercise based on the market price of the Company’s common stock at the exercise date.  The fair value of the warrants issued, amounting to $91,225, was determined using the Black Scholes option pricing model at $0.46 per warrant utilizing the following assumptions: expected volatility of 98.87%, risk-free interest rate of 4.93%, contractual term of five years and a market price of $0.50.  The value of the warrants is considered to be a cost of raising capital in connection with the Private Placement and, accordingly, has been recorded in additional paid in capital in the accompanying consolidated balance sheet.

NOTE 9.	STOCKHOLDER'S EQUITY (CONTINUED)

On July 10, 2007, the Company issued warrants to purchase 300,000 shares of the Company’s common stock to a legal firm for legal services previously provided at an exercise price of $0.25.  The warrants expire on February 28, 2013 and have the option of a cashless exercise based on the market price of the Company’s common stock at the exercise date.  The fair value of the warrants issued, amounting to $129,622, was determined using the Black Scholes option pricing model at $0.43 per warrant utilizing the following assumptions: expected volatility of 100.77%, risk-free interest rate of 4.95%, contractual term of six years and a market price of $0.50.  The value of the warrants is considered to be a cost of raising capital in connection with the Private Placement and, accordingly, has been recorded in additional paid in capital in the accompanying consolidated balance sheet.

Warrants issued to Non-Employees

On February 1, 2008, in connection with a one year consulting agreement, the Company issued warrants to purchase 1,000,000 shares of the Company’s common stock to its temporary President and Chief Operating Officer (“COO”) at an exercise price of $0.75.  The warrants expire on February 1, 2013 and have the option of a cashless exercise based on the market price of the Company’s common stock at exercise date.  The fair value of the warrants issued, amounting to $332,726, was determined using the Black Scholes option pricing model at $0.33 per  warrant utilizing the following assumptions: expected volatility of 93.85%, risk-free interest rate of 2.75%, contractual term of five years and a market price of $0.50.

On September 15, 2008, the Company issued warrants to purchase a total of 900,000 shares of the Company’s common stock to consultants for services previously rendered at an exercise price of $0.50.  The warrants expire on September 15, 2013 and contain a provision allowing for a cashless exercise. The fair value of the warrants issued, amounting to $335,214, was determined using the Black Scholes option pricing model at $0.37 per warrant utilizing the following assumptions: expected volatility of 98.16%, risk free interest rate of 2.59%, contractual term of five years and a market price of $0.50.

On November 25, 2008 the Company issued warrants to purchase 200,000 shares of the Company’s common stock to a consultant for services previously rendered subsequent to March 31, 2008 at an exercise price of $0.50.  The warrants expire on November 25, 2011 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $66,562, was determined using the Black Scholes option pricing model at $0.33 per warrant utilizing the following assumptions: expected volatility of 109.83%, risk free interest rate of 1.41%, expected term of three years and a market price of $0.50.

On December 10, 2008 the Company issued warrants to purchase 200,000 shares of the Company’s common stock to a consultant for services previously rendered at an exercise price of $0.50.  The warrants expire on December 10, 2011 and contain a provision allowing for a cashless exercise. The fair value of the warrants issued, amounting to $66,927, was determined using the Black Scholes option pricing model at $0.33 per warrant utilizing the following assumptions: expected volatility of 110.91%, risk free interest rate of 1.21%, expected term of three years and a market price of $0.50.

NOTE 9.	STOCKHOLDER'S EQUITY (CONTINUED)

As more fully discussed in Note 10, the Company issued warrants to purchase 1,300,000 shares of the Company’s common stock to two consultants for services previously rendered. The fair value of the warrants amounted to $440,686.

On March 31, 2009, the Company issued warrants to purchase 250,000 shares of the Company’s common stock for legal services rendered at an exercise price of $0.50.  The warrants expire on March 31, 2014 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $87,651, was determined using the Black Scholes option pricing model at $0.35 per warrant utilizing the following assumptions: expected volatility of 110.04%, risk-free interest rate of 1.67%, contractual term of five years and a market price of $0.45.

On March 31, 2009 the Board of Directors granted warrants to purchase 2,000,000 shares of the Company’s common stock to a consultant for recognition of dedicated services rendered at an exercise price of $0.50.  The warrants were issued on April 2, 2009, with an expiration date of  April 2, 2014 and contain a provision allowing for a cashless exercise. The fair value of the warrants issued, amounting to $701,600, was determined using the Black Scholes option pricing model at $0.35 per warrant utilizing the following assumptions: expected volatility of 110.04%, risk-free interest rate of 1.74%, contractual term of five years and a market price of $0.45. At March 31, 2009, the accompanying balance sheet includes $701,600 of accrued expenses, related to these warrants.

The Company recorded $1,698,580, and $0 of consulting expense during the year ended March 31, 2009 and for the period from April 10, 2007 (Inception) to March 31, 2008, respectively, relating to these awards.

Warrants Issued to Employees

On June 20, 2008, the Company issued warrants to purchase a total of 800,000 shares of the Company’s common stock to employees as a signing bonus at an exercise price of $0.50.  The warrants expire on June 20, 2013 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $222,092, was determined using the Black Scholes option pricing model at $0.28 per warrant utilizing the following assumptions: expected volatility of 92.86%, risk free interest rate of 3.17%, expected term of three years and a market price of $0.50.

On September 15, 2008 the President and COO was issued warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.50.  The warrants expire on September 15, 2013 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $292,437, was determined using the Black Scholes option pricing model at $0.29 per warrant utilizing the following assumptions: expected volatility of 100.75%, risk free interest rate of 2.01%, expected term of three years and a market price of $0.50.

As more fully discussed in Note 10, the Company issued warrants to purchase 2,000,000 shares and 300,000 shares of the Company’s common stock to its CEO and VP, respectively.  The fair value of these warrants amounted to $632,348.

As more fully described in Note 6 , the Company issued warrants to purchase 1,500,000 shares of the Company’s common stock in connection with its acquisition of the 50% interest in EWE. The fair value of these warrants amounted to $259,531.

On March 31, 2009 the Board of Directors granted warrants to purchase 2,000,000 shares of the Company’s common stock to the CEO as a bonus for services rendered at an exercise price of $0.50.  The warrants were issued on April 2, 2009, with an expiration date of April 2, 2014 and contain a provision allowing for a cashless exercise. The fair value of the warrants issued, amounting to $541,200, was determined using the Black Scholes option pricing model at $0.27 per warrant utilizing the following assumptions: expected volatility of 110.05%, risk-free interest rate of 1.25%, expected term of three years and a market price of $0.45.  At March 31, 2009, the accompanying balance sheet includes $541,200 of accrued expenses, related to these warrants.

 On March 31, 2009 the Board of Directors granted warrants to purchase 1,400,000 shares of the Company’s common stock to the President and COO as a bonus for services rendered at an exercise price of $0.50.  The warrants were issued on April 2, 2009, with an expiration date of April 2, 2014 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $378,840, was determined using the Black Scholes option pricing model at $0.27 per warrant utilizing the following assumptions: expected volatility of 110.05%, risk-free interest rate of 1.25%, expected term of three years and a market price of $0.45. At March 31, 2009, the accompanying balance sheet includes $378,840 of accrued expenses, related to these warrants.

NOTE 9.	STOCKHOLDER'S EQUITY (CONTINUED)

On March 31, 2009 the Board of Directors granted warrants to purchase 1,000,000 shares of the Company’s common stock to the Chief Technology Officer as a bonus for services rendered at an exercise price of $0.75.  The warrants were issued on April 2, 2009, with an expiration date of April 2, 2014 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $233,948, was determined using the Black Scholes option pricing model at $0.23 per warrant utilizing the following assumptions: expected volatility of 110.05%, risk-free interest rate of 1.15%, expected term of three years and a market price of $0.45. At March 31, 2009, the accompanying balance sheet includes $233,948 of accrued expenses, related to these warrants.

On March 31, 2009 the Board of Directors granted warrants to purchase 950,000 shares of the Company’s common stock to certain employees as a bonus for services rendered at an exercise price of $0.50.   The warrants were issued on April 2, 2009, with an expiration date April 2, 2014 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $94,710, was determined using the Black Scholes option pricing model at $0.27 per warrant utilizing the following assumptions: expected volatility of 110.05%, risk-free interest rate of 1.25%, expected term of three years and a market price of $0.45. At March 31, 2009, the accompanying balance sheet includes $257,261 of accrued expenses, related to these warrants.

The Company recorded $2,713,048 and $0 of compensation expense during the year ended March 31, 2009 and for the period from April 10, 2007 (Inception) to March 31, 2008, respectively, relating to these awards.

NOTE 9.	STOCKHOLDER'S EQUITY (CONTINUED)

Warrants issued in Connection with Bridge Loans

During October, November and December 2008 the Company issued warrants granting the holders the right to purchase up to 460,000 shares of common stock at $0.50 per share exercisable for a period of three years. The aggregate fair value of the warrants issued, amounted to $150,617, which was determined using the Black-Scholes option pricing model at a range of $0.32 and $0.33 per warrant utilizing the following assumptions: expected volatility ranging from 105.15% to 110.91%, risk-free interest rate ranging from 1.80% to 1.41%, contractual term of three years and a market price of $0.50. The notes have a three month term and bear interest at a rate of 5% per annum. The warrants expire three years from the date of issuance and contain a provision allowing for a cashless exercise (See Note 8).

NOTE 10.	COMMITMENTS AND CONTINGENCIES

Income Tax Liabilities

At March 31, 2009 and 2008, the Company has included in income taxes payable an accrual of approximately $127,000,  inclusive of interest and penalties of approximately $25,000, that relate to EWI for the period prior to its acquisition.  Such amounts are included in current liabilities from discontinued operations in the accompanying consolidated balance sheets.

Litigation

The Company was involved in litigation in the states of New York and Washington with the owner of EWI (“Owner”).

New York Action:  W2E’s complaint and order to show cause was filed on July 3, 2008.  The complaint states claims for breaches by Owner of his Consulting Agreement and common-law misappropriation of trade secrets, and seeks to require Owner to turn over the technical documents in his possession and cease distributing W2E’s intellectual property to third parties.  On July 25, 2008, Owner cross-moved to dismiss the New York action on several grounds, including exclusive contractual submission to jurisdiction in Washington.

Washington Action:  Owner filed his complaint against W2E on July 31, 2008.  He claims breach of the Stock Purchase Agreement (specifically, failure to pay under the promissory note), breach of the Consulting Agreement, fraud in the inducement and negligent misrepresentation.  On motion, the Washington action, originally brought in state court, was moved to Federal Court in Washington. W2E denies that it has any liability to Owner for breach of the Stock Purchase Agreement and contends that it is not in default on the payment terms of the promissory note.

As more fully discussed in Note 13, on April 21, 2009, the Company entered into a Release and Settlement Agreement with Owner.

Occupancy Agreement

Effective June 1, 2008, the Company was assigned the rights and obligations under an Agreement with a Corporation who is tenant to a lease agreement dated October 16, 2004.  This agreement is dated October 8, 2004 and was amended December 20, 2006, whereby the Company is licensed to occupy executive and general office space in New York City.   The Company will pay all rent, costs and other expenses incurred with the occupancy.  Pursuant to the terms of the agreement, the Company has the right to sublease all or any portion of the premises. The Company, concurrently with this agreement, has subleased one-third of said premises to the Corporation.  The initial term of the sublease is three months.  Thereafter, the sublease shall continue on a month-to-month basis until sub licensee gives 30 days written notice of termination.  The terms of the agreement run concurrent with the tenants lease and expires on February 27, 2010. The agreement requires monthly payments at $17,378.

NOTE 10.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

The future minimum payments for each of the next two fiscal years and in total are as follows:

Year ending:
March 31, 2010	$191,171

The Company recorded $240,056 of rent expense and $10,000 of rental income during the nine months ended December 31, 2008.

Employment Agreements
On April 1, 2008, the Company entered into a formal employment agreement with its CEO.  The agreement is for a three year term; thereafter the agreement automatically renews for successive one year terms, unless terminated sooner; upon 90 day notice.   Under the terms of the agreement, the CEO will receive an annual base salary of $300,000. The CEO agrees to draw the base salary at the rate of $15,000 per month and defer the balance until the earlier of December 31, 2008 or when Company receives more than $1 million in funding.  The CEO’s base salary will be reviewed, from time to time, and may be adjusted (upward, but not downward) at the discretion of the Board. The first such review shall be at the earlier of December 31, 2008 or upon the closing of the second round of capital funding in the amount of $8 million dollars. In addition, on February 1, 2008, the CEO was granted 2,000,000 warrants to purchase the Company’s common stock at an exercise price of $0.50, in connection with this agreement.  The warrants expire on February 1, 2013 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $549,868, was determined using the Black Scholes option pricing model at $0.27 per warrant utilizing the following assumptions: expected volatility of 93.20%, risk free interest rate of 1.94%, expected term of three years and a market price of $0.50.  The full value of the warrants has been recorded in compensation expense during the year ended March 31, 2009 as all warrants were fully vested upon issuance .

On April 1, 2008, the Company entered into a formal employment agreement with its vice president (“VP”).  The agreement is for a one year term; thereafter, the agreement automatically renews unless terminated upon 30 days notice for successive one year terms.  Under the terms of the agreement, the VP will receive an annual base salary of $90,000.  In addition, the VP was granted 300,000 warrants to purchase the Company’s common stock at an exercise price of $0.50.  These warrants were issued on October 1, 2008 and expire October 1, 2013 and contain a provision allowing for a cashless exercise. The fair value of the warrants issued, amounting to $82,480, was determined using the Black Scholes option pricing model at $0.27 per warrant utilizing the following assumptions: expected volatility of 93.20%, risk free interest rate of 1.94%, expected term of three years and a market price of $0.50.  The full value of the warrants has been recorded in compensation expense during the year ended March 31, 2009, as a result of a determination by the Company of the term and benefit of the service ( See Note 13).

At March 31, 2009, the Company has accrued unpaid fees of $187,500 for the CEO and $11,250 for the VP which is included in due to related parties in the consolidated balance sheets. Prior to entering into the above employment agreements, the Company had informal arrangements with the CEO and VP (see Note 13).

Consulting and Other Agreements

On September 15, 2008, the Company entered into a consulting agreement with Atlantic Strategic Advisors, LLC (“ASA”) whereby ASA will provide consulting services to assist in the business of the Company, including, without limitation, evaluating particular contracts or transactions or executing certain administrative assignments.  The agreement calls for ASA to be paid $15,000 a month and terminates on September 30, 2009.  In addition, ASA was granted 1,000,000 warrants to purchase the Company’s common stock at an exercise price of $0.50 for previous services rendered as full and final payment. The warrants expire on June 30, 2013. The fair value of the warrants issued, amounting to $364,427, was determined using the Black Scholes option pricing model at $0.36 per warrant utilizing the following assumptions: expected volatility of 93.29%, risk free interest rate of 3.57%, contractual term of five years and a market price of $0.50.   During the year ended March 31, 2009, the warrants resulted in consulting expenses of $364,427.

NOTE 10.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

On May 1, 2008, the Company entered into an agreement with a consultant whereby to assist the Company in identifying and introducing persons and entities who may be willing to make debt or equity investments in the Company. The agreement expired on October 31, 2008. Under the terms of the agreement, in full satisfaction of services previously rendered by the consultant, the Company issued (a) warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.75 per share, expiring on May 1, 2011, which contain a provision allowing for a cashless exercise and (b) 300,000 shares of the Company’s common stock, valued at $0.50 per share. In consideration for services to be rendered, the Company will pay the consultant a fee equal to five percent of the gross proceeds received by the Company in connection with a transaction. The Company has also agreed to advance $5,000 per month against such fee. The fair value of the warrants issued, amounting to $76,259, was determined using the Black Scholes option pricing model at $0.25 per warrant utilizing the following assumptions: expected volatility of 92.95%, risk free interest rate of 2.53%, contractual term of three years and a market price of $0.50.  During the year ended March 31, 2009, the warrants resulted in consulting expenses of $76,259.

On November 4, 2008 the Company entered into a one year agreement with the Consultant whereby he will identify and introduce entities to the Company who may be willing to purchase the Company’s proprietary waste to energy plants.  He will also screen and qualify potential customers. Should such customer purchase a BOS or other waste to energy plant, he will be paid a finder’s fee of ten percent (10%) of the purchase based on certain criteria contained in the agreement.

Investment Banking Agreement

On March 30, 2009, the Company entered into an agreement with a registered broker dealer (“Placement agent”) whereby the Placement agent will assist the Company with its investment banking requirements which includes assistance with mergers, acquisition and internal capital structuring, as well as the placement of new debt and/or equity issues. The Placement agent will also assist the Company in placing up to $8 million of the Company’s securities (the “Offering”).

The Company is required to pay the Placement agent a retainer of $400,000 upon the achievement of certain milestones. In connection with the Offering, the Company agreed to pay the Placement agent (i) placement fees equal to 10% of the gross proceeds of the Offering and 3% of the gross proceeds of the Offering as a non-accountable expense allowance; and (ii) issue 3,304,670 shares of the Company’s common stock.

Dargavel Contract Cost Dispute

During the course of the construction of the Dargavel plant, the Company and its customer have encountered a number of significant issues that have resulted in delays and cost increases to the project.  These issues include the Icelandic economy collapse, project scoping changes, and changes required by engineers hired by the customer and the Scottish Environment Protection Agency (“SEPA”).  These issues have resulted in substantial increases to the costs to complete this project.  The customer claims that they have incurred liquidated damages due to the project not being completed on schedule based on the original contract with our Icelandic subsidiary, Enerwaste Europe of approximately €470,000.  The Company is contesting this claim based on our belief that a Force Majeure occurred with respect to the Iceland collapse and the impact on our business operations based in Iceland.  Additionally, there are significant other costs that the customer claims are our responsibility, the majority of which are costs associated with the engineering firm that they engaged to participate in the project.  We do not believe the vast majority of these costs are our responsibility and intend to contest this claim vigorously.  Additionally, the Company is in the process of pulling together its counter claims with respect to cost increases incurred that were outside of our control and are not solely our responsibility.   The compilation of those costs is not yet complete and therefore we are unable to quantify the amount of those costs.  Management is currently unable to estimate the ultimate outcome of the negotiations and whether or not there will be any additional amounts owed to the customer by Waste2Energy, particularly since we are not yet able to fully quantify our counterclaim.  Based on the amounts the customer has provided to us as their claim, we estimate the range of potential future costs to settle this could range from €0 to €900,000.  We have not recorded an accrual for these costs as the likelihood is reasonably possible but the amounts cannot be estimated at this time. (See Note 4).

NOTE 11.	RELATED PARTY TRANSACTIONS

Consulting Agreements
On September 7, 2007, in connection with the acquisition of EWI, the Company entered into a one year consulting agreement with the previous owner of EWI (“Owner”) whereby he would serve as a consultant to the Company on all matters relating to the design, manufacture, sales, marketing and installation of certain products. In addition, he would assist the Company in the transition of duties and responsibilities, assist in the training of the Company’s personnel and lead the design and development of projects. Pursuant to the agreement, the Company agreed to pay the consultant $100 per hour for work performed in Washington and $750 per day for work performed outside the Washington area.  The agreement was terminated by the Company due to the Company’s claim of non-performance by Owner (see Notes 5 and 13).

In May 2007, the Company entered into informal consulting agreements with its CEO and its Vice President (“VP”), whereby the CEO was to be paid $15,000 a month and the VP was to be paid $7,500 a month for an indefinite period of time. On April 1, 2008, the Company entered into employment agreements with its CEO and its VP (see Note 10).

On February 1, 2008, the Company entered into a consulting agreement with J. Douglas Pitts (“Pitts”), whereby Pitts would serve as the Company’s President and COO.  The agreement is for a one-year term, unless terminated sooner. Under the terms of the agreement, Pitts will receive a salary of $18,950 per month. In addition, Pitts was granted warrants to purchase 1,000,000 shares of the Company’s common stock. The warrants are exercisable for a period of five years at an exercise price of $0.75 per share.  On February 1, 2009 the Company did not extend its agreement with Pitts.  At March 31, 2009 and 2008, the Company has accrued unpaid fees of $0 and $37,900, respectively, which is included in due to related parties in the accompanying consolidated balance sheet as of March 31, 2009 and 2008.

Forgiveness of Promissory Note Payable

On June 18, 2008, as part of the acquisition of the remaining 50% of EWE (as more fully discussed in Note 6), EWE entered into a promissory note in the amount of $642,732 with various parties related to IE, bearing no interest, with principal to be paid in full upon reaching one of the Milestones, but no later than December 31, 2008.  On March 14, 2009, IE forgave the $642,732 promissory note due to them and W2E was released from its guaranty of the note and accordingly it has been recorded as an increase in additional paid in capital in the accompanying consolidated statement of stockholders' equity.

NOTE 12.	INCOME TAXES

For the year ended March 31, 2009 and for the period ended March 31, 2008, the following was recorded as an income tax benefit:

	For the year ended March 31, 2009	From April 10, 2007 (Date of Inception) to March 31, 2008
Federal:
Current	$(77,449)	$(58,100)
Deferred	(3,790,773)	(496,379)
Total	$(3,868,222)	$(554,479)

NOTE 12.	INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes.  Significant components of the Company's net deferred income tax assets and liabilities as of March 31, 2009 and 2008 are as follows:

	March 31, 2009	March 31, 2008
Deferred tax asset:
Net operating loss carryforward	$1,580,800	$284,600
Warrants	1,850,300	129,800
Common Stock issued for consulting fees	146,000	-
Amortization of discount on notes payable	72,900	-
Accrued management fees	61,200	58,100
Total deferred tax asset	3,711,200	472,500
Less valuation allowance	(3,711,200)	-
Total net deferred tax asset	-	472,500
Deferred tax liability
Acquired intangible	-	2,869,254
Total net deferred tax liability	$-	$2,396,754

Current	-	138,649
Long-term	-	2,258,105
	$-	$2,396,754

A reconciliation of the statutory federal income tax rate from continuing operations to the Company's effective tax rate for the period is as follows:

	March 31, 2009		March 31, 2008
Tax benefit at statutory rate	(34.00)%		(34.00)%
State and local taxes, net of federal benefit	(5.00)%		(4.63)%

Change in Valuation Allowance Other Permanent Items	~~17~~.42 3.43	% %	- 2.54	% %
Effective income tax rate	(18.15)%		(36.09)%

The Company and its subsidiaries, EWI and EW, are required to file consolidated federal and state income tax returns in which the initial period of tax reporting for these entities began on April 10, 2007 (date of inception).

The Company recognized a deferred tax asset of approximately $1,581,000 as of March 31, 2009, primarily relating to net operating loss carry forwards of approximately $4,053,000 available to offset future taxable income through 2029. Due to changes in ownership, these federal net operating loss carryforwards are subject to annual limitations in their use in accordance with Internal Revenue Code Section 382.  Accordingly, the extent to which the loss carryforwards can be used to offset future taxable income may be limited. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. At present, the Company does not have a sufficient history of income to conclude that it is more likely than not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance was established in the full value of the deferred tax asset.

A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance net of appropriate reserves. Should the Company then continue to be profitable in future periods with supportable trends, the valuation allowance will be reversed accordingly.

The effective income tax rate is different than the federal and state statutory rates substantially due to the establishment of a full valuation allowance.

NOTE 12.	INCOME TAXES (CONTINUED)

As described in Note 3, the Company adopted FIN 48 effective April 10, 2007. FIN 48 requires companies to recognize in their financial statements, the impact of a tax position, if that position is more likely than not to be sustained upon audit, based on the technical merits of the position. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure.

Management does not believe that the Company has any material uncertain tax position requiring recognition or measurement in accordance with the provisions of FIN 48. Accordingly, the adoption of FIN 48 did not have a material effect on the Company’s financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of March 31, 2009 and March 31, 2008, the Company has recorded an accrual for income taxes, including accrued interest and penalties of $25,310, related to uncertain tax positions with respect to EWI in the amount of $126,552, a portion of which relates to the period prior to the date of acquisition.  This amount is included in discontinued operations of the Company of the consolidated financial statements.  All tax years for the Company, including its discontinued operations, remain subject to future examination by the applicable taxing authorities.

NOTE 13.                     SUBSEQUENT EVENTS

Convertible Notes

On April 6, 2009, the Company issued a convertible note in the amount of $200,000.  The note bears interest at a rate of 10% per annum. Principal, plus all accrued and unpaid interest thereon, and are due on October 6, 2009. The note is automatically due and payable, including accrued interest thereon, upon the initial closing of an equity financing of the Company in the minimum amount of $2,000,000. The note is convertible at the option of the payee into shares of the Company’s common stock at a conversion price of $0.50 per share. In addition, as an inducement to enter into the convertible note, the Company issued 300,000 shares of its common stock to the payees.

On April 17, 2009, the Company issued a convertible note in the aggregate amount of $50,000 to its President and COO. The note bears interest at a rate of 10% per annum. Principal, plus all accrued and unpaid interest thereon, and are due on August 17, 2009. The note is automatically due and payable, including accrued interest thereon, upon the initial closing of an equity financing of the Company in the minimum amount of $2,000,000. The note is convertible at the option of the payee into shares of the Company’s common stock at a conversion price of $0.50 per share. In addition, the Company issued 75,000 shares of its common stock to the payee.   The note was repaid in full in July 2009.

Promissory Notes

In April 2009, the Company entered into a promissory note for $265,000 with a vendor for previously provided services that had been included in accounts payable and accrued expenses.  The note was due in ninety days bearing interest at 10% per annum.   In September 2009 the due date of the note was extended through an amendment. The due date of the note was extended and repayment is now expected to be repaid using proceeds from future debt or equity offerings.  Additionally, the Company entered into a promissory note  for $119,384 with the same vendor in July 2009 for previously provided services.  This note is due in ninety days and bears interest at 10% per annum.

On April 17, 2009, the Company issued a note in the aggregate amount of $50,000.  The note bears interest at a rate of 10% per annum. Principal, plus all accrued and unpaid interest thereon, is due on October 17, 2009. The notes are automatically due and payable, including accrued interest thereon, upon the initial closing of an equity financing of the Company in the minimum amount of $2,000,000. In addition, the Company issued 75,000 shares of its common stock to the payee.

On June 25, 2009, the Company issued notes in the aggregate amount of $804,000.  The notes bear interest at a rate of 10% per annum. Principal, plus all accrued and unpaid interest thereon, is due on September 23, 2009. The notes are automatically due and payable, including accrued interest thereon, upon the initial closing of an equity financing of the Company in the minimum amount of $5,000,000. In addition, the Company issued 804,000 shares of its common stock to the payees.  In connection with issuance, the Company paid a placement agent $80,400 (10% of the amount of the notes issued) and a non-accountable expense allowance equal to $24,120 (3% of the amount of the notes issued).  These notes were extended with no additional consideration until October 2, 2009. The Company repaid $500,000 of these notes plus accrued interest on September 30, 2009.

On July 17, 2009, the Company issued notes in the aggregate amount of $125,000.  The notes bear interest at a rate of 10% per annum. Principal, plus all accrued and unpaid interest thereon, is due on October 15, 2009. The notes are automatically due and payable, including accrued interest thereon, upon the initial closing of an equity financing of the Company in the minimum amount of $5,000,000. The Company issued 125,000 shares of its common stock to the payees.  In connection with issuance, the Company paid a placement agent $12,500 (10% of the amount of the notes issued) and a non-accountable expense allowance equal to $3,750 (3% of the amount of the notes issued).

On August 4, 2009, the Company issued notes in the aggregate amount of $1,571,000.  The notes bear interest at a rate of 10% per annum. Principal, plus all accrued and unpaid interest thereon, is due on November 2, 2009. The notes are automatically due and payable, including accrued interest thereon, upon the initial closing of an equity financing of the Company in the minimum amount of $5,000,000. The Company issued 1,571,000 shares of its common stock to the payees.  In connection with issuance, the Company paid a placement agent $157,100 (10% of the amount of the notes issued) and a non-accountable expense allowance equal to $47,130 (3% of the amount of the notes issued). The Company repaid $802,100 of these notes plus accrued interest on September 30, 2009.

Senior Convertible Debentures

On September 30, 2009, the Company issued Senior Convertible Debentures in the aggregate gross amount of $2,572,800 in a private placement.  Net of placement agent fees the Company received proceeds of $2,238,336.  The notes bear interest at a rate of 12% per annum and are due one year from date of issue. The notes are convertible into one share of common stock with a conversion price of $1.00.  Also, for each dollar invested, a warrant was issued which entitles the note holder to purchase one share of common stock for an exercise price of $2.00 per share.  In connection with the issuance, the Company paid a placement agent $257,280 (10% of the amount of the notes issued) and a non-accountable expense allowance equal to $77,184 (3% of the amount of the notes issued).  An amount of $308,736 was placed into an escrow account at closing which represents the 12% interest to be paid on the notes. Additionally, proceeds from this debt issuance were used to repay a $100,000 convertible note plus accrued interest (See Note 8).

NOTE 13.	SUBSEQUENT EVENTS (CONTINUED)

Issuance of Common Stock

On April 1, 2009, the Company issued 150,000 shares of common stock with a value of $0.45 per share in connection with the issuance of a convertible note on March 17, 2009.

On April 22, 2009, the Company issued 500,000 shares of common stock in connection with consulting services rendered, valued at $0.45 per share.

On April 22, 2009, the Company issued 500,000 shares of common stock in connection with identifying it's merger candidate, valued at $0.45 per share.

On April 22, 2009, the Company issued 100,000 shares of common stock, to consultants in connection with the extension of a bridge loan, valued at $0.45 per share.

On April 30, 2009, the Company issued 50,000 shares of common stock in connection with consulting services rendered, valued at $0.45 per share.

On May 4, 2009, the Company issued 750,000 shares of common stock in connection with consulting services rendered, valued at $0.45 per share.

On May 13, 2009, the Company issued 50,000 shares of common stock, with a value of $0.45 per share, in connection with the issuance of a bridge loan on September 19, 2008 (see Note 8).

Extension of Maturity Dates on Loans

The extension of the maturity dates on notes in the aggregate amount of $175,000 scheduled to mature in April and May 2009 were further extended to June 2009. In connection with the second extension of the maturity dates, the Company issued 425,000 shares of common stock, valued at $191,250.

Cancellation and Return of Common Stock

On May 7, 2009, pursuant to return to treasury agreements with certain former shareholders such shareholders agreed to return 1,200,000 shares of common stock to the Company in consideration for $10,503 which were then cancelled.

In May 2009, 1,250,000 shares of common stock, held by a shareholder, were canceled by the Company for non-payment of their subscription agreement amounting to $ 12,500.

Release and Settlement Agreement with Dutcher

On April 21, 2009, the Company entered into a Release and Settlement Agreement (the “Settlement Agreement”) with Dutcher. The terms of the Settlement Agreement state that within (i) ten days of the Company raising the first $2 million of capital or (ii) 90 days from the date of the Settlement Agreement, whichever occurs first, the Company will pay Dutcher $125,000 in full settlement of any and all amounts due under the July 10, 2007 Stock Purchase Agreement, as amended, the September 7, 2007 consulting agreement and the November 7, 2007 promissory note, as amended. In addition, the Company and Dutcher released each other from any and all claims, as defined in the Settlement Agreement.

Private Placement Offering – December 2008

The maturity dates on the promissory notes in the aggregate amount of $500,000 scheduled to mature in April 2009 were extended to October 2009. In connection with the extension of the maturity dates, the Company issued 1,000,000 shares of common stock, valued at $450,000.

Investment Banking Agreement

In September 2009 the Offering was terminated.  The Placement agent was previously issued 3,304,670 shares of the Company’s common stock for services rendered in connection with the Offering.  Subsequent to the issuance, the common shares were canceled and replaced with warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.01.  The warrants expire on  August 17, 2012 and contain a provision allowing for a cashless exercise. The fair value of the warrants issued, amounting to $882,308, was determined using the Black Scholes option pricing model at $0.44 per warrant utilizing the following assumptions: expected volatility of 110.04%, risk-free interest rate of 1.54%, contractual term of three years and a market price of $0.45.

NOTE 13.	SUBSEQUENT EVENTS (CONTINUED)

Merger and Private Placement Offering – May 2009

On May 6, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Waste2Energy Acquisition Co., a Delaware corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and W2E.   On May 28 2009, the Company, Subsidiary and W2E entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1.”).  Pursuant to Amendment  No. 1, the definition of Acquisition Shares was revised to mean 45,981,770 shares of W2E and Section 5.19(e) of the Merger Agreement was revised to note that the issued and outstanding share capital of W2E consists of 45,981,770  issued and outstanding shares.  (The Merger Agreement as amended by Amendment No. 1 is hereinafter referred to as the “Merger Agreement”). Pursuant to the Merger Agreement, on May 28, 2009 (the “Closing”), the Subsidiary merged with and into W2E resulting in W2E’s becoming a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the Company issued 45,981,770 shares of common stock (the “Common Stock”) of the Company (the “Acquisition Shares”) to the shareholders of W2E, representing approximately 96% of the issued and outstanding Common Stock following the closing of the Merger and the sale of  Units (as defined below) concurrently with the Closing, and warrants to purchase 18,760,000 shares of Common Stock (the “Acquisition Warrants”) to the warrant holders of W2E at exercise prices ranging from $.10 to $.75. Pursuant to the Merger Agreement, the outstanding shares of common stock and warrants to purchase shares of common stock of W2E were cancelled.  Subsequent to the closing of the Merger, the Company will continue  W2E’s  operations.  In July 2009, the Company’s name was changed to Waste2Energy Holdings, Inc.  Simultaneous with the Merger, the Company also initiated a private placement offering ( the “Offering”) of up to 4,000,000 units, (“Units’) at $2.00 per Unit, each Unit consisting of (i) three shares of the Company’s  Common Stock, par value $0.001 per share and (ii) a three year warrant to purchase three additional shares of the Company’s common stock at an exercise price of $1.25 per share. The Warrants may not be exercised to the extent such exercise would cause the holder of the Warrant, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of the Company’s then outstanding shares of Common Stock following such exercise.

On the Closing, the Company sold in a private placement 254,500 Units  to investors as a result, the Company raised gross proceeds of approximately $509,000 and is  issuing the  Investors an aggregate of 763,500 shares of Common Stock and Warrants to purchase 763,500 shares of Common Stock.

The Offering was terminated in September 2009 and (including the Units sold on May 28, 2009), the Company has raised gross proceeds of approximately $1,200,465 from the Offering.  In July and August 2009, the Company issued $2,500,000 of Debentures due 90 days from the date of issuance.  This debt bears interest at 10% and was used to refinance existing debt and to fund operating expenses.    The Company cannot provide any assurance that it will successfully raise any additional capital.

Management believes the Company’s ability to continue operations is dependent on its ability to raise capital.   If the Company is unable to raise additional capital or encounters unforeseen circumstances, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its operations, suspending the pursuit of its business plan, and controlling overhead expenses.  The Company cannot provide any assurance that it will raise additional capital as necessary nor can it provide any assurance that new financing will be available to it on acceptable terms, if at all.

NOTE 13.	SUBSEQUENT EVENTS (CONTINUED)

Transition Agreement

On May 28, 2009, the Company, W2E, W2E Group Holdings, Inc., Christopher d’Arnaud-Taylor, and Peter Bohan entered into a Transition Agreement (the “Transition Agreement”). Subsequently, the Company, W2E, W2E, W2E Group Holdings, Inc. Mr. d’Armaud-Taylor and Mr. Bohan  entered into Amendment No. 1 to the Transition Agreement, dated as of September 4, 2009.  Pursuant to the Transition Agreement (as amended),  Mr. d’Arnaud-Taylor agreed to resign as Chief Executive Officer of the Company and W2E on the termination of the Offering and at such time his employment agreement with the Company and W2E was terminated.  Mr. d’Arnaud-Taylor will continue to serve as a director of the Company and W2E.  Pursuant to the Transition Agreement (as amended), immediately after the termination of the Offering, Peter Bohan became Chief Executive Officer of the Company and W2E.

Mr. d’Arnaud-Taylor, the Company, W2E and Waste2Energy Group Holdings PLC (“W2E Group Holdings”) entered into a consulting agreement, dated as of May 28, 2009 (the “Consulting Agreement”), which was amended pursuant to Amendment No. 1 to Consulting Agreement dated as of September 4, 2009.    Pursuant to the Consulting Agreement (as amended), which became effective upon the termination of the Offering, Mr. d’Arnaud-Taylor became a consultant to W2E Group Holdings and shall be paid an annual fee of $300,000.  W2E and the Company have guaranteed the payments due to Mr. d’Arnaud-Taylor pursuant to the Consulting Agreement.

Employment Agreements

On July 15, 2009, the Company entered into a formal employment agreement with its CFO.  The agreement is for a one year term; thereafter the agreement automatically renews for successive one year terms, unless terminated sooner; upon 30 day notice.   Under the terms of the agreement, the CFO will receive an annual base salary of $175,000.  CFO’s base salary will be reviewed, from time to time, and may be adjusted (upward, but not downward) at the discretion of the Board. The first such review shall be at the first anniversary date of this agreement. In addition, on July 15, 2009, the CFO was granted 400,000 warrants to purchase the Company’s common stock at an exercise price of $0.67 per share vested two years from the effective date of the registration statement, or immediately if the Company fails to raise a minimum of $4,000,000 in the equity offering, provided the CFO is still employed by the Company on such date.  The warrants expire on July 15, 2014 and contain a provision allowing for a cashless exercise.  The fair value of the warrants issued, amounting to $98,089, was determined using the Black Scholes option pricing model at $0.25 per warrant utilizing the following assumptions: expected volatility of 110.04%, risk free interest rate of 1.60%, expected term of 3 and a market price of $0.45.

NOTE 14.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	2009	2008
Cash paid for:
Interest	$2,630	$280

Acquisition of EnerWaste International Corp.:
Current assets	$-	$221,899
Investment in EnerWaste Europe, Ltd.	-	5,158,192
Current liabilities	-	(380,091)
Purchase price of acquisition	-	5,000,000
Issuance of note payable	-	(2,250,000)
Cash paid for acquisition	$-	$2,750,000

Acquisition of EnerWaste Europe, Ltd.:
Current assets	$2,148,448	$-
Other liabilities assumed	(3,947,343)	-
Building and equipment	208,662	-
Goodwill	333,500	-
Technology	7,509,515	-
Deferred tax liability	(2,928,714)	-
Issuance of note payable	(324,068)	-
Issuance of common stock	(3,000,000)	-
Cash paid for acquisition	$-	$-

Deferred tax liability related to acquire intangibles in Investment in EnerWaste Europe, Ltd.	$2,928,715	$2,951,233

NOTE 14.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (CONTINUED)

Non-cash investing and financing activities:	2009	2008
Warrants issued in connection with notes payable	84,420	-
Common stock issued in connection with private placement	294,409	-
Common stock issued in connection with notes payable	62,500	-
Common stock issued in connection with satisfaction of note payable	100,000	-
Common stock issued in connection with modifications of notes payable	78,750	-
Common stock issued for acquisition of EnerWaste Europe, Ltd.	3,000,000	-
Promissory note issued for acquisition of EnerWaste Europe, Ltd.	324,068	-
Forgiveness of promissory note payable, related party	642,732	-